As filed with the Securities and Exchange Commission on December 20, 2017                                                            Registration No. 333-217304

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
——————————————
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
——————————————
Allianz Life Insurance Company of New York
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	13-3191369 (I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 37th Floor,
New York, New York 10005-1423
(212) 586-7733
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer   [   ]           Accelerated filer                 [   ]
Non-accelerated filer     [X] Smaller reporting company [   ]
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, the prospectus filed herewith is combined with the prospectus from the Prior Registration Statements (File Nos. 333-192948 and 333-210671).

PART I PROSPECTUS

ALLIANZ INDEX ADVANTAGE® NEW YORK VARIABLE ANNUITY CONTRACT
Issued by Allianz Life® of NY Variable Account C and Allianz Life Insurance Company of New York
(Allianz Life® of New York, we, us, our)
Prospectus Dated: May 1, 2018
The information in this prospectus is not complete and may be changed. We cannot sell Allianz Index Advantage New York Variable Annuity pursuant to this prospectus until the Registration Statement containing this prospectus filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the Contract and is not soliciting an offer to buy the Contract in any state where the offer or sale is not permitted.

This prospectus describes an individual flexible purchase payment variable and index-linked deferred annuity contract (Contract). The Contract offers oth variable investment options (Variable Options) and index-linked investment options (Index Options). (The Variable Options and the Index Options together are referred to as Allocation Options.) You can allocate your money (Purchase Payments) to any or all of the Variable Options or Index Options. The Contract also offers various standard annuity features, including multiple fixed annuitization options (Annuity Options), a free withdrawal privilege, and a guaranteed death benefit (Traditional Death Benefit). For an individually owned Contract, the annuity can be a single or joint annuity. The Contract has a six-year withdrawal charge period.
If you allocate Purchase Payments to the Variable Options, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options' performance. The Variable Options do not provide any protection against loss of principal. You can lose money you allocate to the Variable Options.
Variable Options Currently Available
AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
If you allocate Purchase Payments to the Index Options, you receive annual returns (Performance Credits) based on the performance of one or more nationally recognized third-party broad based securities indices (Index or Indices). Unlike the Variable Options, the Index Options do not involve a direct or indirect investment by you in any underlying Index and do not participate directly in the equity market. Instead, Performance Credits are an obligation of Allianz Life of New York, and are subject to the claims paying ability of Allianz Life of New York. Performance Credits are calculated by us based on annual changes in the Index's value.
All Index credit calculation methods (Crediting Methods) provide a combination of a credit that is calculated by reference to Index performance, a level of protection against negative Index performance, and a limit or Cap on participation in positive Index performance. The Crediting Methods are described in more detail in section 7, Index Options. The Indices are described in more detail in Appendix A.
Crediting Methods Currently Available	Indices Currently Available
Index Protection NY Strategy	S&P 500® Index
Index Performance Strategy	Russell 2000® Index
Index Precision Strategy	Nasdaq-100® Index
EURO STOXX 50®

NOTE: Availability restrictions for the Crediting Methods and Indices are detailed in section 7, Index Options.

The Index Performance Strategy and Index Protection NY Strategy provide a positive Performance Credit based on positive Index Return (annual percentage change in Index Value from one Index Anniversary to the next) subject to an upper limit called the Cap. The Index Value is the Index price at the end of the Business Day on the Index Anniversary as provided by Bloomberg or another market source. An Index Anniversary is a twelve-month anniversary of the Index start date (Index Effective Date) and is the date we apply Performance Credits. The Index Precision Strategy provides a positive Performance Credit equal to the Precision Rate if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary. Under all of these Crediting Methods, if the Index Return is negative, you will receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. For more information please see "How Do the Index-Linked Crediting Methods Compare?" on page 12.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

We can change the Caps and Precision Rates at the beginning of each Index Year, but we establish the Buffers on the date we issue the Contract (Issue Date) and we cannot change them. An Index Year is a twelve-month period beginning on the Index Effective Date and each subsequent Index Anniversary. Precision Rates, Caps and Buffers can all be different. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Performance Strategy and Index Protection NY Strategy. Amounts allocated to an Index Option may fluctuate between Index Anniversaries. We base interim values on a calculation called the Daily Adjustment, which reflects changes in market value of an Index Option. You can lose money that you allocate to the Index Options if Index losses are greater than the Buffer. This loss could be significant. If money is withdrawn or removed from an Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal due to the application of the Daily Adjustment.
The Crediting Methods have different risk and return potentials. Positive returns for the Index Performance Strategy and Index Protection NY Strategy are limited by the Caps, and for the Index Precision Strategy by the Precision Rates. Negative returns are limited by the Buffers. The Index Performance Strategy provides the highest potential returns. Its Caps will generally be greater than the Precision Rates and the Index Protection NY Strategy Caps. The Index Protection NY Strategy provides the most protection. It generally has the highest Buffer in exchange for lower Caps. The Index Precision Strategy performs best when the Index Return is less than the Precision Rate and the Index Performance Strategy performs best when the Index Return is higher than the Precision Rates. The Index Precision Strategy and Index Performance Strategy have protection for smaller negative market movements, but they also have the potential for the largest loss in any one year.
All guarantees under the Contract are the obligations of Allianz Life of New York and are subject to the claims paying ability of Allianz Life of New York.
The Contract involves certain risks, as described in section 1, Risk Factors on page 20 of this prospectus.
Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Allianz Life of New York that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
The primary purpose of this prospectus is to offer the product for sale; it is not intended to constitute a suitability recommendation or fiduciary advice. Please consult your Financial Professional for a specific recommendation to purchase the Contract.
Allianz Life of NY Variable Account C is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the Securities and Exchange Commission (SEC) and is available upon written or oral request without charge, or on the EDGAR database on the SEC's website (www.sec.gov). A Statement of Additional Information (SAI) dated the same date as this prospectus includes additional information about the annuity offered by this prospectus. The SAI is incorporated by reference into this prospectus. The SAI is filed with the SEC on Form N-4 and is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI's table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus, SAI and other Contract information are also available on the EDGAR database.
The SEC has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal. Variable and index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional about the Contract's features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

TABLE OF CONTENTS
Glossary		4
Summary		8
	Who Should Consider Purchasing the Contract?	8
	What Are the Contract's Charges?	9
	What Are the Contract's Benefits?	9
	What Are the Index-Linked Crediting Methods and How Do They Work?	10
	When Do You Establish the Values Used to Determine Index-Linked Credits?	10
	What Factors Impact the Precision Rates and Caps?	11
	How Do the Index-Linked Crediting Methods Compare?	12
	How Can I Allocate My Purchase Payments?	13
	What Are the Different Values Within the Contract?	14
	How Do We Apply Performance Credits to the Index Options?	15
	Can My Contract Lose Value Because of Negative Changes in an Index's Value?	15
	Can I Transfer Index Option Value Between the Allocation Options?	15
	How Can I Take Money Out of My Contract?	15
	What Are My Annuity Options?	16
	Does the Contract Provide a Death Benefit?	16
	What If I Need Customer Service?	16
Fee Tables		17
	Owner Transaction Expenses	17
	Owner Periodic Expenses	17
	Annual Operating Expenses of the Variable Options	17
	Examples	18
	Condensed Financial Information	19
1.	Risk Factors	20
	Liquidity Risk	20
	Risk of Investing in Securities	20
	Risk of Negative Returns	21
	Calculation of Performance Credits	21
	Substitution of an Index	22
	Changes to Precision Rates, Caps and Notice of Buffers	22
	Investment in Derivative Securities	23
	Variable Option Risk	23
	Our Financial Strength and Claims-Paying Ability	23
	Regulatory Protections	24
2.	The Variable Annuity Contract	24
	When The Contract Ends	25
3.	Ownership, Annuitants, Determining Life, Beneficiaries, and Payees	25
	Owner	25
	Joint Owner	25
	Annuitant	25
	Determining Life (Lives)	26
	Beneficiary	26
	Payee	26
	Assignments, Changes of Ownership and Other Transfers of Contract Rights	27
4.	Purchasing the Contract	27
	Purchase Requirements	27
	Applications Sent Electronically	28
	Allocation of Purchase Payments and Transfers Between the Allocation Options	28
	Automatic Investment Plan (AIP)	29
	Free Look/Right to Examine Period	29
5.	Variable Options	30
	Substitution of Variable Options and Limitation on Further Investments	31
	Transfers Between Variable Options	31
	Electronic Transfer and Allocation Instructions	32
	Excessive Trading and Market Timing	32
	Financial Adviser Fees	34
	Voting Privileges	35
6.	Valuing Your Contract	35
	Accumulation Units	35
	Computing Variable Account Value	35
7.	Index Options	36
	Determining the Index Option Values	37
	Optional Rebalancing Program	39
8.	Expenses	39
	Product Fee	39
	Contract Maintenance Charge	41
	Withdrawal Charge	41
	Transfer Fee	43
	Premium Tax	43
	Income Tax	43
	Variable Option Expenses	43
9.	Access to Your Money	44
	Free Withdrawal Privilege	44
	Systematic Withdrawal Program	45
	Minimum Distribution Program and Required Minimum Distribution (RMD) Payments	45
	Waiver of Withdrawal Charge Benefit	45
	Suspension of Payments or Transfers	46
10.	The Annuity Phase	46
	Calculating Your Annuity Payments	46
	Annuity Payment Options	46
	When Annuity Payments Begin	47
11.	Death Benefit	47
	Death of the Owner and/or Annuitant	48
	Death Benefit Payment Options During the Accumulation Phase	49
12.	Taxes	50
	Qualified and Non-Qualified Contracts	50
	Taxation of Annuity Contracts	50
	Tax-Free Section 1035 Exchanges	51

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

13.	Other Information	51
	The Registered Separate Account	51
	Our General Account	52
	Our Unregistered Separate Account	52
	Distribution	52
	Additional Credits for Certain Groups	53
	Administration/Allianz Service Center	54
	Legal Proceedings	54
	Status Pursuant to Securities Exchange Act of 1934	54
14.	Information on Allianz Life of New York	55
	Directors, Executive Officers and Corporate Governance	55
	Executive Compensation	60
	Security Ownership of Certain Beneficial Owners and Management	76
	Transactions with Related Persons, Promoters and Certain Control Persons	76
	Risks Associated with the Financial Services Industry	76
15.	Financial Statements	92
16.	Privacy Notice	93
17.	Table of Contents of the Statement of Additional Information (SAI)	94
Appendix A – Available Indices		95
	Standard & Poor's 500 Index	95
	Russell 2000® Index	96
	Nasdaq-100® Index	96
	EURO STOXX 50®	97
Appendix B – Daily Adjustment		98
Appendix C – Withdrawal Charge Calculation Example For Contracts Without The Index Guard Strategy		100
Appendix D – Buffers and Initial and Renewal Caps		101
	Index Performance Strategy	101
	Index Protection NY Strategy	103
Appendix E – Selected Financial Data and Financial Statements		105
	Management's Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ending December 31, 2017)	105
	Financial Statements and Supplemental Schedules	105
For Service or More Information		106
	Our Service Center	106

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulation Phase – the initial phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary –the person(s) the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – the negative Index Return that Allianz Life of New York absorbs before applying a negative Performance Credit. We set a Buffer for each Index Option on the Issue Date. Buffers do not change after the Issue Date.
Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life of New York is open for business on each day that the New York Stock Exchange is open. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Cap – under the Index Performance Strategy and Index Protection NY Strategy, this is the maximum potential Performance Credit for an Index Option. We set a Cap for each Index Performance Strategy and Index Protection NY Strategy Index Option on the Index Effective Date and each Index Anniversary. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. We use the Charge Base to determine the next product fee we deduct.
Contract – the individual flexible purchase payment variable and index-linked deferred annuity contract described by this prospectus.
Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Contract Value – on any Business Day, the sum of your Index Option Value(s) and Variable Account Value. The Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge. The Variable Account Value component of the Contract Value fluctuates each Business Day. The Index Option Value component of the Contract Value is adjusted on each Index Anniversary to reflect Performance Credits, which can be negative. A negative Performance Credit means that you can lose money. The Index Option Values also reflect the Daily Adjustment on every Business Day other than the Index Anniversary.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Crediting Method – a method we use to calculate annual Performance Credits if you allocate money to an Index Option.
Daily Adjustment – the change in the market value of an Index Option as discussed in section 7, Index Options and Appendix B. We use the Daily Adjustment to calculate the Index Option Values on each Business Day during the Index Year other than the Index Effective Date or Index Anniversary. The Daily Adjustment can affect the amounts available for withdrawals, annuitizations, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.
Financial Professional – the person who advises you regarding the Contract.
Good Order – a request is in "Good Order" if it contains all of the information we require to process the request. If we require information to be provided in writing, "Good Order" also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Index (Indices) – one (or more) of the nationally recognized third-party broad based securities Indices available to you under the Crediting Methods in your Contract.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. If an Index Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day for the purposes of determining Index Values and Index Returns, applying Performance Credits, and setting Precision Rates and Caps.
Index Effective Date – the date shown on the Index Options Statement that starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 4, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.
Index Option – the index-linked investment options to which you can allocate money under the Contract. Each Index Option is the combination of an Index and a Crediting Method.
Index Option Base – an amount we use to calculate Performance Credits and the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Performance Credits.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Index Option Value – on any Business Day it is equal to the value in an Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Performance Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value also includes the Daily Adjustment.
Index Options Statement – an account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, Precision Rates and Caps for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Performance Credits received, and renewal Precision Rates and Caps that are effective for the next year for the Index Options you selected.
Index Performance Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits, which means you can lose principal. The Index Performance Strategy provides the highest potential returns. Its Caps will generally be greater than the Precision Rates and the Index Protection NY Strategy Caps. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer.
Index Precision Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. The Index Precision Strategy calculates Performance Credits based on Index Values and Index Returns subject to the Precision Rate and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal. The Index Precision Strategy performs best when the Index Return is less than the Precision Rate. The Index Precision Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer.
Index Protection NY Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. The Index Protection NY Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal. The Index Protection NY Strategy provides the most protection. It generally has the highest Buffers in exchange for lower Caps.
Index Return – annual percentage change in Index Value on each Index Anniversary we use to determine the Performance Credits under the Index Performance Strategy and Index Protection NY Strategy, and negative Performance Credits under the Index Precision Strategy. The Index Return is an Index's current Index Value, minus its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary).
Index Value – an Index's price at the end of the Business Day on the Index Effective Date and each Index Anniversary as provided by Bloomberg or another market source.
Index Year – any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date shown on the Contract that starts the first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date. We must receive your initial Purchase Payment and all necessary information before we issue the Contract.
Joint Owners – two Owners who own a Contract.
Lock Date – the Business Day we process your request to lock in an Index Option Value (a Performance Lock) before the Index Anniversary.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code.
Owner – "you," "your" and "yours." The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Performance Lock – a feature that allows you to lock in each of your current Index Option Values before the Index Anniversary. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
Performance Credit – the credit we apply on the Index Anniversary to each Index Option. We base Performance Credits on Index Values and Index Returns limited by the Precision Rate or Cap and Buffer. Performance Credits can be negative, which means that you can lose money.
Precision Rate – the positive Performance Credit we apply under the Index Precision Strategy if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). We set a Precision Rate for each Index Precision Strategy Index Option on the Index Effective Date and each Index Anniversary. The Precision Rates applicable to your Contract are shown on the Index Options Statement.
Proxy Investment – an investment tracking mechanism we establish that is structured as a hypothetical set of call and put options designed to provide the same returns as the Performance Credits on an Index Anniversary. We use the Proxy Investment to calculate the Daily Adjustment between Index Anniversaries. For more information, see Appendix B.
Proxy Value – the value of the Proxy Investment for an Index Option used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA or 403(b) contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life of NY Variable Account C is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life of New York. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Traditional Death Benefit – the death benefit provided by the Contract that is equal to the greater of Contract Value (after deduction of the final product fee), or total Purchase Payments adjusted for withdrawals.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day, the sum of the values in your selected Variable Options. The Variable Account Value includes the deduction of the Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 8, Expenses – Withdrawal Charge.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

SUMMARY

The Allianz Index Advantage New York Variable Annuity is a variable and index-linked deferred annuity product. The product or certain product features may not be available on all Contracts, or may not be available from all selling firms or from all Financial Professionals. When you purchase a Contract, you tell us how to allocate your money. You can select any or all of the available Variable Options and Index Options. Check with your Financial Professional regarding availability of Allocation Options. Your allocations must be in whole percentages and we only allow allocations to the Index Options once each Index Year. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary. If you allocate money to the Variable Options offered through the Contract, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options performance.
If you allocate money to an Index Option, we calculate an annual return or Performance Credit, on each Index Anniversary. The Performance Credit is based on the change in value of one or more nationally recognized third-party broad based securities Indices. Performance Credits may be positive, zero, or, in some instances, negative. Positive Credits are limited by the Precision Rates under the Index Precision Strategy, and the Caps under the Index Performance Strategy and Index Protection NY Strategy. There is a Buffer on negative Performance Credits, but there is no protection for negative Performance Credits for losses greater than the Buffer. Once we issue your Contract we can change the Precision Rates and Caps annually. We establish the Buffers on the Issue Date and we cannot change them. We publish any changes to the Buffers for newly issued Contracts, and changes to initial and renewal Precision Rates and Caps at least seven calendar days before they take effect on our website at www.allianzlife.com/indexratesny, or call (800) 624-0197.
You can lose money that you allocate to the Index Options if Index losses are greater than the Buffer. The Index Options include a risk of potential loss of principal and this loss could be significant. If money is withdrawn or removed from an Index Option before the Index Anniversary, you could lose principal even if the current Index return is positive on the date of withdrawal.
On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Option Values change for Index performance through the Daily Adjustment. A Business Day is any day the New York Stock Exchange is open, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Precision Rate or Cap and losses greater than the Buffer. Even if the current Index return during the Index Year is positive, or losses are within the Buffer, the Daily Adjustment may be negative until the Index Anniversary. This means if money is withdrawn or removed from an Index Option, you could receive reduced principal even if the current Index return is positive on that day.
The Contract has two phases: the Accumulation Phase and the Annuity Phase. During the Accumulation Phase your Contract Value (the total of your Variable Account Value and all Index Option Values) fluctuates based on the returns of your selected Variable Options and Index Options. During the Accumulation Phase you can add Purchase Payments to your Contract, take withdrawals, and we pay a death benefit if you die.
The Accumulation Phase of your Contract ends and the Annuity Phase starts once you begin Annuity Payments. For an individually owned Contract, Annuity Payments can be either single or joint. You can take Annuity Payments based on your Contract Value as discussed in section 10, The Annuity Phase.
Who Should Consider Purchasing the Contract?
We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk.
We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, variable and index-linked annuities, fixed annuities, and fixed index annuities. These annuity products may offer different features and benefits more appropriate for your needs, including allocation options, fees and/or charges that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

These alternative contracts may have different rates for the Caps, Precision Rates, and Buffers. Caps and Precision Rates may also be affected, positively or negatively, by expenses we incur in providing other contract features. For example, a contract that has a product fee may be able to set higher Caps and Precision Rates than a contract without a product fee. Of course, the deduction of the product fee reduces Index Option Values, which may offset the effect of higher Caps and Precision Rates. For more information about these contracts, please contact your Financial Professional or our Service Center.
What Are the Contract's Charges?
The Contract includes a product fee, contract maintenance charge, transfer fee, and withdrawal charge. These fees and charges are discussed in more detail in section 8, Expenses.
We assess a 1.25% annualized product fee. The fee is deducted quarterly during the Accumulation Phase while your Contract Value is positive. We calculate and accrue the fee on a daily basis as a percentage of the Charge Base. The Charge Base is the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and withdrawals. A Quarterly Contract Anniversary is the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
We assess a $50 contract maintenance charge annually, but we waive this charge if your Contract Value is at least $100,000.
We assess a $25 transfer fee for each transfer in excess of 12 between the Variable Options in a Contract Year. A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary (a twelve-month anniversary of the Issue Date).
The withdrawal charge is calculated based upon Purchase Payments. The withdrawal charge period applies separately to each Purchase Payment. The withdrawal charge starts at 8.5% and decreases to zero after we have had a Purchase Payment for six complete years. During the period that the withdrawal charge applies, if you withdraw more than is allowed under the free withdrawal privilege, we may deduct a withdrawal charge. (See section 9, Access to Your Money – Free Withdrawal Privilege.)
Contract charges and pro-rata fees are assessed on any full or partial withdrawal from either the Variable Options or the Index Options as discussed in more detail in section 8, Expenses.
What Are the Contract's Benefits?
The Contract offers a variety of variable and index-linked Allocation Options, each with different return and risk characteristics. The Contract has a free withdrawal privilege that allows you to withdraw up to 10% of your total Purchase Payments from your Contract each Contract Year during the Accumulation Phase without incurring a withdrawal charge. The Contract includes a waiver of withdrawal charge benefit that allows you to take money out of the Contract without incurring a withdrawal charge if you are confined to a nursing home for a period of time. Keep in mind that if you withdraw money from an Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value by adding the Daily Adjustment (which can be negative), even if the withdrawal is not subject to a withdrawal charge. The Contract has several Annuity Options which can provide guaranteed income for life, or life and term certain. (For more information see section 9, Access to Your Money and section 10, The Annuity Phase.) We also pay a death benefit to your Beneficiary(s) if you die before Annuity Payments begin.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

What Are the Index-Linked Crediting Methods and How Do They Work?
The Contract offers three Index Crediting Methods: the Index Precision Strategy, Index Performance Strategy and Index Protection NY Strategy. However, all Crediting Methods may not currently be available on all Contracts. All of these Crediting Methods are compared as described later in this section under "How Do the Index-Linked Crediting Methods Compare?" A more detailed description of the Crediting Methods, including availability restrictions, is included in section 7, Index Options.
The Index Performance Strategy and Index Protection NY Strategy provide a positive Performance Credit if the Index Return is positive, adjusted by an upper limit called the Cap. The Index Precision Strategy provides a positive Performance Credit equal to the Precision Rate on each Index Anniversary if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary. Under all of these Crediting Methods, if the Index Return is negative, you will receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. If the Index Return is negative, but the loss is less than or equal to the Buffer, your Performance Credit is zero.
We cannot eliminate or modify the three Crediting Methods; however, we can adjust the renewal Precision Rates and Caps each Index Year. We can replace an Index as described in section 1, Risk Factors – Substitution of an Index. We can add new Crediting Methods to your Contract in the future, and you can select these Crediting Methods if they are made available to you.
NOTE: For historical information on the Buffers and initial Caps and Precision Rates that we offered to newly issued Contracts, and renewal Caps that we offered to inforce Contracts please see Appendix D. This information is for historical purposes only; it is not a representation as to future Buffers, Precision Rates, or Caps. Appendix D does not include information on renewal Precision Rates as the Index Precision Strategy was not available before May 1, 2018.

When Do You Establish the Values Used to Determine Index-Linked Credits?
We establish the Buffers when we issue the Contract and they do not change after the Issue Date. However, the Buffers we currently offer for newly issued Contracts may change before we issue your Contract. For information on the Buffers we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesny, or call (800) 624-019. For newly issued Contracts, we publish any changes to the Buffers on our website at least seven calendar days before they take effect. The minimum Buffer is 5%. Your actual Buffers are stated in your Contract.
We can change the initial Precision Rates and Caps we currently offer for newly issued Contracts frequently at our discretion. However, once these rates are established for your Contract on the Index Effective Date they cannot change until the next Index Anniversary. For information on the initial Precision Rates and Caps we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesny, or call (800) 624-0197. For newly issued Contracts, we publish any changes to the initial Precision Rates and Caps on our website at least seven calendar days before they take effect. These initial Precision Rates and Caps may change before your Index Effective Date. The minimum Precision Rate and Cap is 1.50% for the entire time you own your Contract. We inform you of the initial Precision Rates and Caps for your Contract in the Index Options Statement, which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Index Effective Date and each subsequent Index Anniversary. We use these Index Values to determine the Index Returns and Performance Credits.
Precision Rates, Caps and Buffers can all be different. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Performance Strategy and Index Protection NY Strategy.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Once we issue your Contract, we can change the renewal Precision Rates and Caps annually on each Index Anniversary, in our discretion. We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that your current Precision Rates and Caps are expiring on the upcoming Index Anniversary, and the renewal Precision Rates and Caps for the next Index Year will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. We also have a link to your Contract information with your renewal Precision Rates and Caps on our website at www.allianzlife.com/indexratesny. Your Index Options Statement that we mail on each Index Anniversary will include the actual renewal Precision Rates and Caps you received for the current Index Year. The Index Anniversary letter also reminds you of your opportunity to transfer Contract Value from the Variable Options to the Index Options, or rebalance your Index Option Values, on the upcoming anniversary. We must receive your transfer instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Index Anniversary (or the next Business Day if the Index Anniversary is not a Business Day). If we do not receive transfer instructions from you, your Index Option Value will remain allocated to your existing Index Options at the renewal Precision Rates and Caps. A request is in "Good Order" when it contains all the information we require to process it. Our Service Center is the area of our company that issues Contracts and provides Contract maintenance and routine customer service.
NOTE:

•
Precision Rates and Caps may be different for newly issued Contracts and for inforce Contracts, even if the Contracts have Index Effective Dates with the same month and day. The initial Precision Rates and Caps for newly issued Contracts may be higher or lower than the renewal Precision Rates and Caps for inforce Contracts. However, all inforce Contracts with Index Effective Dates in the same date range will receive the same renewal Precision Rates and Caps.

For example, if on January 1, 2015 we set initial and renewal Caps for the Index Performance Strategy Index Option using the S&P 500® Index for Contracts with Index Effective Dates of January 7 through February 3, these Caps might hypothetically be as follows: 13% for newly issued Contracts, 14% for inforce Contracts issued in 2014, and 12% for inforce Contracts issued in 2013.

•
If your Contract is still within its Free Look/Right to Examine period, you may be able to take advantage of any increase in initial Precision Rates or Caps for newly issued Contracts by cancelling your existing Contract and purchasing a new Contract.

What Factors Impact the Precision Rates and Caps?
Precision Rates and Caps will vary depending upon a variety of factors, including our hedging strategies and investment performance, your Index Effective Date, and the level of interest rates and volatility on your Index Effective Date and on Index Anniversaries. The Precision Rates and Caps are also affected by the amount of money available to us through Contract charges to purchase hedging instruments.
While initial and renewal Precision Rates and Caps may be affected by a variety of factors including, for example, a change in the current level of interest rates, the effect of a change in interest rates or other market conditions on the Precision Rates and Caps may not be direct or immediate. There may be a lag in changes to Precision Rates and Caps. In a rising interest rate environment, increases in Caps, if any, may be substantially slower than increases in interest rates.
(For more information see section 7, Index Options.)
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

How Do the Index-Linked Crediting Methods Compare?
The Crediting Methods have different risk and return potentials. Positive returns for the Index Performance Strategy and Index Protection NY Strategy are limited by the Caps, and for the Index Precision Strategy by the Precision Rates. Negative returns are limited by the Buffers. However, you can lose money that you allocate to these Crediting Methods due to negative Index performance and these losses could be significant. The Index Performance Strategy provides the highest potential returns. Its Caps will generally be greater than the Precision Rates and the Index Protection NY Strategy Caps. However, in extreme market environments it is possible that all rates will be equal and reduced to the minimum of 1.50%. The Index Protection NY Strategy provides the most protection. It generally has the highest Buffer in exchange for lower Caps. The Index Precision Strategy performs best when the Index Return is less than the Precision Rate and the Index Performance Strategy performs best when the Index Return is higher than the Precision Rates. The Index Precision Strategy and Index Performance Strategy have protection for smaller negative market movements, but they also have the potential for the largest loss in any one year. The Index Performance Strategy Caps will generally be greater than the Precision Rates and the Index Protection NY Strategy Caps. The Index Performance Strategy and Index Precision Strategy Buffers will generally be less than the Index Protection NY Strategy Buffers. In any Index Year that the Precision Rate is close to the Index Protection NY Strategy Cap, allocations to the Index Precision Strategy will have a greater risk of loss because the Index Protection NY Strategy Buffers will generally be greater than the Index Precision Strategy Buffers.
Example
Assume for the S&P 500® Index the Index Protection NY Strategy Cap is 4% and the Buffer is 30%, the Precision Rate is 8%, the Index Performance Strategy Cap is 10%, and the Index Precision Strategy and Index Performance Strategy Buffers are both 10%.
Annual Index Return	Performance Credit Received Under Each Crediting Method			Analysis
	Index Protection NY Strategy	Index Precision Strategy	Index Performance Strategy
1%	1%	8%	1%	The Index Precision Strategy provides the most return potential in this example because the Performance Credit would be equal to the 8% Precision Rate.
25%	4%	8%	10%	The Index Performance Strategy provides the most return potential in this example.
-8%	0%	0%	0%	In periods of small negative returns all Crediting Methods perform equally in this example.
-25%	0%	-15%	-15%	The Index Protection NY Strategy provides the most loss protection in this example.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Comparison of Crediting Methods
	Index Protection NY Strategy	Index Precision Strategy	Index Performance Strategy
What is the growth opportunity?
Generally offers less growth opportunity than the Index Performance Strategy, but the growth opportunity may be more or less than what is available with the Index Precision Strategy depending on Precision Rates and Caps.
Positive Index Returns are limited by the Cap.

Generally offers less growth opportunity than the Index Performance Strategy, but the growth opportunity may be more or less than what is available with the Index Protection NY Strategy depending on Precision Rates and Caps.
You receive a Performance Credit equal to the Precision Rate if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary.

Offers the most growth opportunity. Index Performance Strategy Caps will generally be greater than the Precision Rates and Index Protection NY Strategy Caps.
Positive Index Returns are limited by the Cap.

What is the asset protection?
Offers the most protection because it generally has the highest Buffers.
A percentage of negative Index Returns are absorbed by the Buffer, but you will receive a negative Performance Credit for losses greater than the Buffer.

Offers protection from smaller negative market movements, but also has the potential for the largest loss in any one year. Asset protection may be more or less than what is available with the Index Performance Strategy depending on Buffer rates.
A percentage of negative Index Returns are absorbed by the Buffer, but you will receive a negative Performance Credit for losses greater than the Buffer.

Offers protection from smaller negative market movements, but also has the potential for the largest loss in any one year. Asset protection may be more or less than what is available with the Index Precision Strategy depending on Buffer rates.
A percentage of negative Index Returns are absorbed by the Buffer, but you will receive a negative Performance Credit for losses greater than the Buffer.

What can change within a Crediting Method?
The Caps are subject to a 1.50% minimum.
The Buffers and initial Caps for newly issued Contracts can change frequently. Your initial Caps are set on the Index Effective Date. We can change your renewal Caps annually on each Index Anniversary, but we set your Buffers on the Issue Date and we cannot change them.

The Precision Rates are subject to a 1.50% minimum, and the Buffers subject to a 5% minimum.
The Buffers and initial Precision Rates for newly issued Contracts can change frequently. Your initial Precision Rates are set on the Index Effective Date. We can change your renewal Precision Rates annually on each Index Anniversary, but we set your Buffers on the Issue Date and we cannot change them.

The Caps are subject to a 1.50% minimum, and the Buffers subject to a 5% minimum.
The Buffers and initial Caps for newly issued Contracts can change frequently. Your initial Caps are set on the Index Effective Date. We can change your renewal Caps annually on each Index Anniversary, but we set your Buffers on the Issue Date and we cannot change them.

NOTE:
● The Precision Rates and Caps may vary substantially based on market conditions.
● Precision Rates, Caps, and Buffers can all be different. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Performance Strategy and Index Protection NYStrategy.

How Can I Allocate My Purchase Payments?
You can allocate your Purchase Payments to any or all of the available Allocation Options in whole percentages. We only allow allocations to the Index Options on the Index Effective Date and on subsequent Index Anniversaries. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary.
NOTE: If you allocate an additional Purchase Payment to the Index Options, we place that allocation in the AZL Government Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Government Money Market Fund to the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Performance Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

What Are the Different Values Within the Contract?
The Contract provides the following values.
•
The Contract Value is the sum of your Variable Account Value and total Index Option Values. Contract Value does not include any currently applicable withdrawal charge, final product fee, or final contract maintenance charge that we assess on a full withdrawal or when you request Annuity Payments.

•
The Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, and withdrawal charge. Your Variable Account Value changes daily based on the performance of your selected Variable Options.

•
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Performance Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, we calculate the current Index Option Value for each Index Option by adding a Daily Adjustment to the Index Option Base (which is the amount you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Performance Credits). We calculate the Daily Adjustment before we process any partial withdrawal or deduct any Contract expenses, and the adjustment can be positive or negative. The Daily Adjustment calculation is not affected by any partial withdrawal or the deduction of Contract expenses. Any amounts removed from an Index Option during the Index Year do not receive a Performance Credit on the next Index Anniversary, but the amount remaining does receive a Performance Credit subject to the Precision Rate or Cap and Buffer.

On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Option Values change for Index performance through the Daily Adjustment. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Precision Rate or Cap and losses greater than the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index Value subject to the Precision Rate or Cap and losses in Index Value greater than the Buffer. The Daily Adjustment does this by tracking the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary using the formulas in Appendix B. The Proxy Investment is an investment tracking mechanism designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Precision Rate or Cap and Buffer). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The Daily Adjustment does not give you the actual Index return on the day of the calculation.
When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year; when it is negative, your Index Option Value has decreased (excluding the effect of any partial withdrawal or the deduction of Contract expenses). The Daily Adjustment is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index return during the Index Year is greater than the Precision Rate or Cap, the Daily Adjustment will be lower than the Precision Rate or Cap during the Index Year and will not be equal to the Precision Rate or Cap until the next Index Anniversary.
For more information see section 6, Valuing Your Contract, section 7, Index Options, and Appendix B. The specific details of the Daily Adjustment formulas are described in Appendix B and in Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at www.allianzlife.com/newyork.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

How Do We Apply Performance Credits to the Index Options?
We calculate and apply Performance Credits on the Index Anniversary based on the Index Values and the Index Returns. Positive Performance Credits are not guaranteed. Performance Credits can be zero or negative after application of the Buffer.
You can lock in the current Index Option Value on any Business Day during the Index Year by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Options. A Performance Lock applies to the total Index Option Value (including any Daily Adjustment) in an Index Option, and not just a portion of that Index Option Value. After the Business Day we process your request to lock in an Index Option Value (Lock Date), Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:
Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses receive the Daily Adjustment, but do not receive a Performance Credit on the next Index Anniversary. However, the remaining amount is eligible for a Performance Credit, subject to the Precision Rate or Cap and Buffer. Contract expenses include the product fee, the contract maintenance charge and any applicable withdrawal charge.

Can My Contract Lose Value Because of Negative Changes in an Index's Value?
If you select an Index Option your Contract can lose value due to negative Index Returns. These losses could be significant.
Can I Transfer Index Option Value Between the Allocation Options?
On each Index Anniversary you can transfer Variable Account Value to the available Index Options and you can reallocate your Index Option Values. On every sixth Index Anniversary you can transfer Index Option Value to the Variable Options. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years.
How Can I Take Money Out of My Contract?
You can take money out of your Contract by taking withdrawals, required minimum distributions or Annuity Payments. You can withdraw money from either the Variable Options or the Index Options. Amounts withdrawn from an Index Option on any day other than an Index Anniversary do not receive a Performance Credit, but they do receive the Daily Adjustment on the day of the withdrawal.
A withdrawal before an Index Anniversary from an Index Option may not receive the full benefit of the Precision Rate, Cap or Buffer. This occurs because the Daily Adjustment calculation takes into account what may potentially happen between the withdrawal date and the next Index Anniversary. As a result, even if the Index Return is above the Precision Rate or Cap, the Daily Adjustment may be less than the Precision Rate or Cap, because there is a possibility that the Index Return could decrease before the end of the Index Year. Similarly, even though a negative Index Return may be within the amount of the Buffer, the Owner (person(s) designated at Contract issue who may exercise all rights granted by the Contract – "you," "your," and "yours") still may receive a negative Daily Adjustment (i.e., lose money) because there is a possibility that the Index Return could decrease before the end of the Index Year.
If you withdraw more than is allowed by the free withdrawal privilege we may assess a withdrawal charge. Under the waiver of withdrawal charge benefit you can take a one-time withdrawal from your Contract after the first Contract Anniversary without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days. If you take required minimum distributions from a Contract that qualifies for special tax treatment under sections of the Internal Revenue Code (Qualified Contract) to pay required minimum distribution amounts owing with regard to the Contract, these distributions are not subject to a withdrawal charge. However, required minimum distributions reduce the amount available under the free withdrawal privilege.
When we process a withdrawal from an Index Option on a day other than an Index Anniversary we determine the proper amount to deduct by calculating the Index Option Value using the Daily Adjustment. For more information see section 9, Access to Your Money.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

What Are My Annuity Options?
The Contract includes several Annuity Options that can provide fixed life, or fixed life and term certain Annuity Payments. The designated individual(s) upon whose life we base Annuity Payments are the Annuitant(s). For more information see section 10, The Annuity Phase.
Does the Contract Provide a Death Benefit?
The Contract provides a guaranteed Traditional Death Benefit based on the greater of Contract Value or total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit is a first-to-die death benefit based on the life of the person(s) designated at Contract issue (Determining Life). The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual. We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust. If you change Owners or the Annuitant after the Issue Date, upon death of the Owner, the person(s) designated to receive the death benefit (Beneficiary(s)) may only receive the Contract Value. For more information see section 3, Ownership, Annuitants, Determining Life, Beneficiaries, and Payees and section 11, Death Benefit.
What If I Need Customer Service?
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. You can also contact us by mail at Allianz Life Insurance Company of New York, P.O. Box 561, Minneapolis, MN 55440-0561.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 8, Expenses.
OWNER TRANSACTION EXPENSES
Withdrawal Charge During Your Contract's Initial Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	6.5%
3	5%
4	3%
5	1%
6 years or more	0%

Transfer Fee(3)………………………………….....................................................	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(4)…………………………………………………………………….…	3.5%
(as a percentage of each Purchase Payment)
OWNER PERIODIC EXPENSES
Contract Maintenance Charge(5)……………………………………………….....	$50
(per Contract per year)
(1)
The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 9, Access to Your Money – Free Withdrawal Privilege.

(2)	The Withdrawal Charge Basis is the amount subject to a withdrawal charge, as discussed in section 8, Expenses – Withdrawal Charge.
(3)
We count all transfers made in the same Business Day as one transfer, as discussed in section 8, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the market timing policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.

(4)
New York does not currently impose this tax, but we reserve the right to deduct this charge if they do so in the future. This is the current maximum charge we would deduct, as discussed in section 8, Expenses – Premium Tax.

(5)	Waived if the Contract Value is at least $100,000, as discussed in section 8, Expenses – Contract Maintenance Charge.
CONTRACT ANNUAL EXPENSES
Product Fee(6)………………………………….......	1.25%
(as a percentage of the Charge Base)
(6)	We do not assess the product fee during the Annuity Phase. See section 8, Expenses – Product Fee.
ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS
Following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the period ended December 31, 2017, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option's average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart. [TO BE UPDATED ON AMENDMENT]
	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b‑1 fees, and other expenses) before fee waivers and expense reimbursements	___%	___%

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option's average daily net assets for the most recent calendar year. Expenses may vary in current and future years. The investment advisers for the Variable Options provided the fee and expense information and we did not independently verify it. See the Variable Options' prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below. [TO BE UPDATED ON AMENDMENT]
Variable Option	Management fees	Rule 12b‑1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Government Money Market Fund
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(1)
AZL MVP Growth Index Strategy Fund(1)
(1)
The underlying funds may pay 12b‑1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b‑1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b‑1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.

EXAMPLES
These examples are intended to help you compare the cost of investing in this Contract's Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.
We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is not a Business Day). We may waive this charge under certain circumstances, as described in section 8, Expenses – Contract Maintenance Charge. We deduct the annual product fee (maximum charge of 1.25%) in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 8, Expenses – Product Fee. A transfer fee may apply, but is not reflected in these examples (see section 8, Expenses – Transfer Fee).
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

[TO BE UPDATED ON AMENDMENT]
1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
____% (the maximum Investment Option operating expense)	$	$	$	$
____% (the minimum Investment Option operating expense)	$	$	$	$
2)
If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date Annuity Payments begin) is one year after the Issue Date (the date we issue the Contract).

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
____% (the maximum Investment Option operating expense)	-	$	$	$
____% (the minimum Investment Option operating expense)	-	$	$	$

3)	If you do not surrender your Contract.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
____% (the maximum Investment Option operating expense)	$	$	$	$
____% (the minimum Investment Option operating expense)	$	$	$	$
CONDENSED FINANCIAL INFORMATION
The financial statements of Allianz Life Insurance Company of New York are included in Appendix D of this prospectus, and the financial statements of Allianz Life of NY Variable Account C are included in Part C of the Form N-4 Registration Statement.
Accumulation unit value (AUV) information for the Contract offered by this prospectus, as of the end of December 31, 2017, is listed in the table below. This information should be read in conjunction with the financial statements and related notes of the Separate Account included in Part C of the Form N-4 Registration Statement.
[TO BE UPDATED ON AMENDMENT]
 (Number of Accumulation Units in thousands)
Period or Year Ended	AUV at Beginning of Period	AUV at End of Period	Number of Accumulation Units Outstanding at End of Period
AZL Government Money Market Fund
12/31/2014	NA	12.755	124
12/31/2015	12.755	12.756	249
12/31/2016	12.756	12.757	444
12/31/2017	12.757
AZL MVP Balanced Index Strategy Fund
12/31/2014	NA	12.956	13
12/31/2015	12.956	12.927	60
12/31/2016	12.927	13.782	87
12/31/2017	13.782
AZL MVP Growth Index Strategy Fund
12/31/2014	NA	14.280	8
12/31/2015	14.280	14.165	29
12/31/2016	14.165	15.128	44
12/31/2017	15.128

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

1.	RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
LIQUIDITY RISK
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment. If you need to take money from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is specifically not subject to this charge (for example, the amount allowed under the free withdrawal privilege). We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This results in you receiving $750.
Deduction of the withdrawal charge, product fee, and contract maintenance charge may result in loss of principal and Performance Credits. We only apply Performance Credits once each Index Year on the Index Anniversary, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment, which may result in you not receiving the full benefit of the Index Returns, Precision Rates or Caps and Buffers if, before the Index Anniversary, you take a withdrawal or annuitize the Contract, or if we pay a death benefit. While the free withdrawal privilege and required minimum distributions provide liquidity, they permit limited withdrawals and are designed to be used over a number of years. If you need to withdraw most or all of your Contract Value in a short period, this will exceed the charge-free amounts available to you and result in a withdrawal charge. Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.
You can transfer Contract Value from an Index Option to a Variable Option only on every sixth Index Anniversary. At other times, you can only withdraw money from an Index Option by taking partial withdrawals or surrendering the Contract. This may limit your ability to react to changes in market conditions. Amounts withdrawn from an Index Option before the Index Anniversary may not receive the full benefit of the Buffer. You should consider whether investing in an Index Option is consistent with your financial needs.
RISK OF INVESTING IN SECURITIES
Returns on securities and securities Indices can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate money to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company's securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
RISK OF NEGATIVE RETURNS
If you allocate money to the Variable Options, returns will fluctuate and may be negative. You can lose money.
If you allocate money to the Index Performance Strategy or Index Protection NY Strategy, Index fluctuations may cause Performance Credits to be negative after application of the Buffer. You can incur a loss, which could be significant. If money is withdrawn or removed from an Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.
If you select an Index Option, we calculate each of your Index Option Values on each Business Day during the Index Year by adding the Daily Adjustment. The Daily Adjustment affects the calculation of Index Option Values we use to calculate Contract Value between Index Anniversaries, and it affects the Contract Value available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in a loss even if Index performance has been positive since the beginning of the Index Year. The Contract Value as adjusted by the Daily Adjustment may also be less than you would have received as a Performance Credit on the next Index Anniversary. The Daily Adjustment is generally negatively affected by increases in the expected volatility of Index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Precision Rate or Cap, the Daily Adjustment will be lower than the Precision Rate or Cap during the Index Year and will not be equal to the Precision Rate or Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is positive, or losses are within the Buffer, the Daily Adjustment may be negative until the Index Anniversary. This means you could receive reduced principal even if the Index Return is positive on that day.
CALCULATION OF PERFORMANCE CREDITS
We calculate Performance Credits each Index Year on the Index Anniversary. The Precision Rates and Caps limit upward performance and could cause your returns to be lower than they would otherwise have been if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index, or if you allocated to the Variable Options.
The Index Options do not directly participate in the returns of the Indices' underlying securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the underlying securities. Over the past ten years the actual Index returns without dividends and the returns if dividends for the underlying securities had been included would have been as follows: [TO BE UPDATED ON AMENDMENT]
January 1, 2008 through December 31, 2017
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®
Returns without dividends	%	%	%	%
Returns with dividends	%	%	%	%
Precision Rates and Caps may be adjusted annually on the Index Anniversary and may vary significantly from year to year. Changes to Precision Rates and Caps may significantly affect the amount of Performance Credit you receive. (For more information, see the "Changes to Precision Rates, Caps and Notice of Buffers" discussion later in this section.)
The Crediting Methods only capture Index Values on one day each year, so you will bear the risk that the Index Value might be abnormally low on these days.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

SUBSTITUTION OF AN INDEX
There is no guarantee that the Indices will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Performance Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•
we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative securities to hedge the Index, or we are not licensed to use the Index, or

•
the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.

If we add or substitute an Index, unless the Index has been discontinued, we first seek regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Substitutions of an Index may occur during an Index Year. If we substitute an Index, this does not cause a change in the Buffers, current Charge Base, current Precision Rates, or current Caps. Changes, if any, occur at the next regularly scheduled Index Anniversary. Depending on the constitution of the substituted Index, the volatility of its investments, and our ability to hedge the Index's performance, we may determine for the next Index Year, in our discretion, that a higher or lower Precision Rate or Cap may be appropriate. However, we would not implement any change to reflect this difference until the next Index Anniversary after the substitution. This may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
CHANGES TO PRECISION RATES, CAPS AND NOTICE OF BUFFERS
NOTE: You can only transfer Contract Value you allocate to an Index Option to a Variable Option on a sixth Index Anniversary.

We determine the Buffers on the Issue Date. We determine the initial Precision Rates and Caps on the Index Effective Date. We publish Buffers, Precision Rates and Caps for newly issued Contracts at least seven calendar days before they take effect on our website at www.allianzlife.com/indexratesny, or call (800) 624-0197.
We can change the renewal Precision Rates and Caps as frequently as annually and they are effective on Index Anniversaries. The renewal Precision Rates and Caps may be adjusted up or down, or they may stay the same. The Buffers you receive are stated in your Contract and do not change after the Issue Date. Renewal Precision Rates and Caps are available for your review in your account on our website at least seven calendar days before each Index Anniversary. We send you a letter at least 30 days in advance of each Index Anniversary notifying you of your upcoming anniversary. When the renewal Precision Rates and Caps are set on the Index Anniversary, you have the option of staying in your current Index Option or moving to another permitted Allocation Option, subject to the limitations on transferring from an Index Option to a Variable Option.
If you do not review information regarding renewal Precision Rates and Caps when they are published, or take no action to move to another permitted Allocation Option, you stay in your current Index Options and automatically become subject to the renewal Precision Rates and Caps until the next Index Anniversary.
You risk the possibility that the renewal Precision Rates and Caps you receive may be less than you would find acceptable. If you do not find the renewal Precision Rates and Caps acceptable, you must give us notice no later than the Index Anniversary (or the next Business Day if the anniversary is not a Business Day) and request to move your money on the Index Anniversary or you will be subject to these renewal Precision Rates and Caps for the next Index Year. Other than on a sixth Index Anniversary when you can move money from the Index Options to the Variable Options, when your renewal Precision Rates and Caps change the only option available to you is to move your money between Index Options. We will inform you of the renewal Precision Rates and Caps applicable to your Contract in your annual Index Options Statement.
Initial and renewal Precision Rates and Caps may vary significantly from year to year. There are a variety of factors that may affect Precision Rates and Caps including market volatility, the price and availability of hedging instruments, the level of interest rates, utilization of Contract benefits by Owners, and our profitability goals.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

We manage our obligation to provide Performance Credits in part by trading call and put options, and other derivatives on the available Indices. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal Precision Rates and Caps to reflect these cost changes. The primary factor affecting the differences in the initial Precision Rates and Caps for new business and renewal Precision Rates and Caps for inforce Contracts is the difference in what we can earn from these investments for new business versus what we are earning on the investments that were made, and are being held to maturity, for inforce Contracts. In some instances we may need to reduce the Precision Rates and Caps for new business and inforce Contracts, or we may need to replace an Index on the Contract. You bear the risk that we may reduce the Precision Rates and Caps, which reduces your opportunity to receive positive Performance Credits. You also bear the risk that the Buffers we declare on the Issue Date are small, which increases the risk that you could receive negative Performance Credits and incur losses.
For more information about how we set Buffers, Precision Rates and Caps, see the "What Are the Index-Linked Crediting Methods and How Do They Work?" discussion in the Summary section of this prospectus.
INVESTMENT IN DERIVATIVE SECURITIES
The Index Options are supported by bonds and other fixed income securities used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging securities. The derivative securities are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative securities we purchase include put options, call options, futures, swaps, and other derivatives.
The Index Options move assets in the unregistered separate account between a book value subaccount and a market value subaccount during the Index Year based on Index performance. We typically transfer assets between the subaccounts if there is a 10% incremental change in year-to-date Index performance. For the Index Precision Strategy and Index Performance Strategy this starts at a -10% decrease in the market; for the Index Protection NY Strategy, this starts at a -30% decrease in the market. We monitor year-to-date Index performance daily and change allocations daily if needed based on this 10% increment. For more information on our unregistered separate account backing the Index Options, see section 13, Other Information – Our Unregistered Separate Account.
We currently limit our purchase of derivative securities to liquid securities. However, like many types of derivative securities, these securities may be volatile and their price may vary substantially. In addition, because we pay Performance Credits regardless of the performance of derivative securities we purchase, we may incur losses on hedging mismatches or errors in hedging. Our experience with hedging securities may affect new business rates for Buffers, Precision Rates and Caps, and may also affect renewal Precision Rates and Caps.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
VARIABLE OPTION RISK
The Variable Options do not provide any protection against loss of principal. You can lose some or all of the money you allocate to the Variable Options.
OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
We make Annuity Payments and apply Performance Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. The assets in our unregistered separate account, Separate Account IANY, are also subject to claims by our creditors. You can obtain information on our financial condition by reviewing our financial statements in this prospectus.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

REGULATORY PROTECTIONS
Allianz Life of New York is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life of New York is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by New York. State insurance laws provide a variety of regulatory protections.

2.	THE VARIABLE ANNUITY CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life of New York), where you make payments to us and the money is invested in Allocation Options available through the Contract. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 12, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 4, Purchasing the Contract – Purchase Requirements.
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.
•
Upon the death of any Owner (or the Annuitant if the Contract is owned by a non-individual), the Business Day we first receive the documents we require before we pay any death claim (Valid Claim) from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit.

If you request Annuity Payments, your Contract enters the Annuity Phase. During the Annuity Phase we make regular fixed periodic payments (Annuity Payments) based on the life of a person you choose (the Annuitant), or life and term certain. We send Annuity Payments to you (the Payee). You can choose when Annuity Payments begin (the Annuity Date), subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 10, The Annuity Phase.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

WHEN THE CONTRACT ENDS
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

3.	OWNERSHIP, ANNUITANTS, DETERMINING LIFE, BENEFICIARIES, AND PAYEES

OWNER
You, as the Owner, have all the rights under the Contract. The Owner is designated at Contract issue. The Owner may be a non-individual, which is anything other than an individual person, and could be a trust, qualified plan, or corporation. Qualified Contracts can only have one Owner.
JOINT OWNER
A Contract that is not qualified pursuant to a specialized provision of the Internal Revenue Code (Non-Qualified Contract) can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
ANNUITANT
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date, but you cannot change the Annuitant if the Owner is a non-individual (for example, a qualified plan or trust). Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For jointly owned Contracts, if an Annuitant who is not also an Owner dies before the Annuity Date, the younger Owner automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix to the SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.
UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase	Action if the Contract is in the Annuity Phase
• We pay a death benefit to the person you designate (the Beneficiary) unless the Beneficiary is the surviving spouse and continues the Contract.
• If the deceased Owner was the Determining Life and the surviving spouse Beneficiary continues the Contract, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals (if greater), the Traditional Death Benefit ends, the surviving spouse becomes the new Owner, and the Accumulation Phase continues. If the deceased Owner was not the Determining Life the Traditional Death Benefit is not available.
• Upon the surviving spouse's death, his or her Beneficiary(s) receives the Contract Value.

• The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
• If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
• If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
– Annuity Option 1 or 3, payments end.
– Annuity Option 2 or 4, payments end when the guarantee period ends.
– Annuity Option 5, payments end and the Payee may receive a lump sum refund.
• If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.

DETERMINING LIFE (LIVES)
The Determining Life (Lives) are the individuals on whose life we base the guaranteed Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue and they generally do not change. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change as follows:
•	If you remove a Joint Owner due to divorce we also remove that person as a Determining Life, or
•	If you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.
BENEFICIARY
The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously, that Beneficiary's interest in this Contract ends unless your Beneficiary designation specifies otherwise. You and a Beneficiary are deemed to have died simultaneously if it is not established by clear and convincing evidence that either you or the Beneficiary survived the other by 120 hours. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
NOTE FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously, we pay the death benefit to the named contingent Beneficiaries, or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.

PAYEE
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, you can name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

ASSIGNMENTS, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. Upon receipt of your request in Good Order, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.
NOTE: An assignment does not change the Determining Life (Lives), but it may remove a person as a Determining Life. The Traditional Death Benefit is only available on the death of a Determining Life. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit may not be available and your Beneficiary(s) will only receive the Contract Value.

4.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS
To purchase this Contract, all Owners and the Annuitant must be age 80 or younger on the Issue Date.
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your money or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order. Our Business Day closes when regular trading on the New York Stock Exchange closes.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is "received" when it arrives at our Service Center from the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.
We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date). If mandated under applicable law, we may be required to reject a Purchase Payment.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

APPLICATIONS SENT ELECTRONICALLY
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS
NOTE: You can only transfer Contract Value you allocate to an Index Option to a Variable Option on a sixth Index Anniversary.

You can allocate your Purchase Payments to the available Allocation Options. At issue we collect Index Effective Date allocation instructions. You must allocate your money to the Allocation Options in whole percentages. If an Index Option is chosen at issue, then the future Purchase Payment allocation instructions for the portion allocated to the Index Options will be to the AZL Government Money Market Fund until the next Index Anniversary unless you give us alternate instructions.
We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. We only allow you to move money between Index Options on an Index Anniversary. You cannot move money from one Index Option to another mid-year. When you purchase this Contract you select the Index Effective Date. The Index Effective Date can be any Business Day from the Issue Date up to and including the first Quarterly Contract Anniversary. However, it cannot be the 29th, 30th or 31st of a month, and it must be a Business Day. If the Index Effective Date would occur on the 29th, 30th or 31st of a month, or on a day that is not a Business Day, we change the Index Effective Date to be the next available Business Day.
On each Index Anniversary, if we have not received transfer or optional rebalancing program instructions from you, all monies invested in an Index Option continue to be invested in that Index Option at the renewal Precision Rates and Caps.
We place any Purchase Payments you allocate to an Index Option that we receive before the Index Effective Date or the next Index Anniversary, as applicable, in the AZL Government Money Market Fund. Then on the Index Effective Date, we rebalance your Contract Value among your selected Allocation Options according to your Index Effective Date allocation instructions. We only allow transfers of Index Option Value from the Index Options to the Variable Options on every sixth Index Anniversary. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years. A request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary will automatically cancel any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all transfer instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Index Anniversary (or the next Business Day if the Index Anniversary is not a Business Day).
You can instruct us on how to allocate additional Purchase Payments, but we do not allow you to invest additional Purchase Payments in Index Options until the next Index Anniversary. If you do not instruct us on how to allocate an additional Purchase Payment, we allocate it according to your future Purchase Payment allocation instructions. The allocation instructions you provide us at issue automatically become your future Purchase Payment allocation instructions until you give us different instructions. However, if those instructions include allocations to the Index Options, we place those allocations in the AZL Government Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Government Money Market Fund to the Index Option. We notify you at least 30 days in advance of each Index Anniversary as a reminder that you may transfer Contract Value from the Variable Options to the Index Options on the upcoming anniversary. Contract Value transfers between Allocation Options do not change your future allocation instructions. For more information, see section 5, Variable Options – Electronic Transfer and Allocation Instructions.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

You can change your future Purchase Payment allocation instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to future allocation instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these allocation instructions on your behalf. Changes you make to your future Purchase Payment allocation instructions will not rebalance or transfer Contract Value among your selected Index Options on the next Index Anniversary.
NOTE: Variable Options are subject to market risk and money allocated to them may lose value before it can be transferred into the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Performance Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

AUTOMATIC INVESTMENT PLAN (AIP)
The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is not a Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is not a Business Day. We allocate AIP Purchase Payments according to your future allocation instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
NOTE: For Owners of Qualified Contracts, AIP is not available if your Contract is funding a plan that is tax qualified under Section 401 of the Internal Revenue Code. AIP is also not available if your Contract is an Inherited IRA or Inherited Roth IRA.

FREE LOOK/RIGHT TO EXAMINE PERIOD
If you change your mind about owning the Contract, you can cancel it within ten days after receiving it. We return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. If you have an IRA Qualified Contract, we refund your Purchase Payments less withdrawals, or Contract Value less withdrawal charges, if greater. For IRA Qualified Contracts, we reserve the right to allocate your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your money, less fees and charges, according to your future Purchase Payment allocation instructions. If we do this, we return the greater of Purchase Payments less withdrawals, or Contract Value. In the Contract, the free look provision is also called the right to examine.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

5.	VARIABLE OPTIONS

The following table lists this Contract's Variable Options and their associated investment advisers and subadvisers, investment objectives, and primary investments. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
You should read the Variable Options' prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options' prospectuses. We send you the current copy of the Variable Options' prospectus when we issue the Contract. (You can also obtain the current Variable Options' prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)
Currently, the Variable Options are not publicly traded mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options' investment results may be higher or lower than these other portfolios' results. The investment advisers cannot guarantee, and make no representation, that these similar funds' investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a "fund of funds" and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b‑1 fees to the Contracts' distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options' advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options' aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any Variable Option in any Contract is 0.35% annually of the average aggregate amount invested by us in the Variable Options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b‑1 fees or service fees to the Trust, and the Trust does not charge 12b‑1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC is an adviser/subadviser that is a subsidiary of Allianz Life.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

VARIABLE OPTIONS
[TO BE UPDATED ON AMENDMENT]
Investment Management Company and Adviser/Subadviser	Investment Option Name	Asset Class	Investment Objective	Principal Investment Strategies (Normal market conditions)
ALLIANZ FUND OF FUNDS
Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A "Fund of Funds" Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

	AZL MVP Growth Index Strategy Fund	A "Fund of Funds" Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

BLACKROCK
Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Government Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests at least 99.5% of its total assets in cash, government securities, or repurchase agreements that are collateralized fully. Invests at least 80% in government securities or in repurchase agreements collateralized by government securities. Investments include U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations. In addition, the Fund may invest in variable and floating rate instruments. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Government Money Market Fund may also become extremely low and possibly negative.

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
TRANSFERS BETWEEN VARIABLE OPTIONS
You can make transfers between Variable Options. Transfers may be subject to a transfer fee, see section 8, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your future Purchase Payment allocation instructions.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day's prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
ELECTRONIC TRANSFER AND ALLOCATION INSTRUCTIONS
We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider's, or your Financial Professional's, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
EXCESSIVE TRADING AND MARKET TIMING
We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as "potentially disruptive trading") may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•
Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.

•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our excessive trading and market timing policies and procedures. Under these policies and procedures, we could modify your transfer privileges for some or all of the Variable Options. Unless prohibited by your Contract or applicable state law, we may:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•
Require a minimum time period between each transfer into or out of the same Variable Option. Our current policy, which is subject to change without notice, prohibits "round trips" within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.

•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser's, subadviser's or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We do not include automatic transfers made under any of our programs or Contract features when applying our market timing policy.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option's shares are subject to acceptance by that Variable Option's manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options' prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options' managers.
NOTE: This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Therefore, persons engaging in potentially disruptive trading may be subjected to some uncertainty as to when and how we apply trading restrictions, and persons not engaging in potentially disruptive trading may not know precisely what actions will be taken against a person engaging in potentially disruptive trading. For example, if we determine a person is engaging in potentially disruptive trading, we may revoke that person's electronic transfer privileges and require all future requests to be sent by first-class U.S. mail. In the alternative, if the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We notify the person or entity making the potentially disruptive trade when we revoke any transfer privileges.
The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
FINANCIAL ADVISER FEES
If you have a financial adviser and want to pay your financial adviser fee from this Contract, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your financial adviser. We treat this fee payment as a withdrawal. These withdrawals will be subject to any applicable withdrawal charge and will be withdrawn proportionately from each Allocation Option unless you provide us with alternate instructions. There is no financial disadvantage to taking a withdrawal from the Index Options, compared to taking a withdrawal from the Variable Options. Please consult with your Financial Professional before requesting us to pay financial adviser fees from the Allocation Options in this Contract compared to other assets you may have. Amounts withdrawn from the Index Options on any day other than an Index Anniversary also receive the Daily Adjustment. Also, if this is a Non-Qualified Contract this will be a taxable withdrawal to the extent that gain exists within the Contract. If any Owner is under age 59½, withdrawals may also be subject to a 10% additional federal tax. Financial adviser fees paid from an IRA will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments.
Your investment adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser's actions. We do not set your financial adviser's fee or receive any part of it. Any financial adviser fee you pay is in addition to this Contract's fees and expenses. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Variable Option transfers on your behalf. However, we reserve the right to review a financial adviser's trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

VOTING PRIVILEGES
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote's outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows.
•
You can provide voting instructions based on the dollar value of the Variable Option's shares in your Contract's subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.

•	You receive proxy materials and a voting instruction form.

6.	VALUING YOUR CONTRACT

Your Contract Value increases and decreases based on Purchase Payments, transfers, withdrawals, deduction of fees and charges, and the performance of your selected Allocation Options. Your Contract Value is the total of the Variable Account Value (if you allocate to the Variable Options) and the total Index Option Value (if you allocate to the Index Options). For information on how we calculate your Index Option Values see section 7, Index Options.
ACCUMULATION UNITS
When we receive a Purchase Payment that you allocate to the Variable Options at our Service Center, we credit your Contract with accumulation units based on the Purchase Payment amount and daily price (accumulation unit value) for the subaccount of your selected Variable Option. A subaccount's accumulation unit value is based on the price (net asset value) of the underlying Variable Option. A Variable Option's net asset value is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day's price.
We arbitrarily set the initial accumulation unit value for each subaccount. On the Issue Date, the number of accumulation units in each subaccount is equal to the initial Purchase Payment amount allocated to a subaccount, divided by that subaccount's accumulation unit value.
Example
•	On Wednesday, we receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Wednesday, we determine that the accumulation unit value is $13.25 for your selected Variable Option.
We then divide $3,000 by $13.25 and credit your Contract on Wednesday night with 226.415094 subaccount accumulation units for your selected Variable Option.
At the end of each Business Day, we adjust the number of accumulation units in each subaccount as follows. Additional Purchase Payments and transfers into a subaccount increase the number of accumulation units. Withdrawals, transfers out of a subaccount, and the deduction of any Contract charge decrease the number of accumulation units.
At the end of each Business Day for each subaccount, we multiply the accumulation unit value at the end of the prior Business Day by the percentage change in value of a Variable Option since the prior Business Day. The percentage change includes the market performance of the Variable Option.
COMPUTING VARIABLE ACCOUNT VALUE
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount's accumulation unit value by its number of accumulation units, and then adding those results together for all subaccounts. Allocations (additional Purchase Payments and transfers of Index Option Value to the Variable Options) increase your Variable Account Value, withdrawals and Contract expenses reduce your Variable Account Value.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

7.	INDEX OPTIONS

When you allocate money to the Index Options you earn Performance Credits based on the Index Option you select. The following are the currently available Crediting Methods and Indices. Each Index Option is the combination of a Crediting Method and an Index. The Indices are described in more detail in Appendix A.
Crediting Methods	Indices
Index Protection NY Strategy	S&P 500® Index
Index Precision Strategy	Russell 2000® Index
Index Performance Strategy	Nasdaq-100® Index
EURO STOXX 50®

NOTE: The Index Protection NY Strategy and EURO STOXX 50® are not available to Contracts issued before August 24, 2015. If your Contract was issued before August 24, 2015, only the Index Performance Strategy is available to you.

The Crediting Methods have different risk and return potentials. Positive returns for the Index Performance Strategy and Index Protection NY Strategy are limited by the Caps, and for the Index Precision Strategy by the Precision Rates. Negative returns are limited by the Buffers. However, you can lose money that you allocate to these Crediting Methods due to negative Index performance and these losses could be significant. The Index Performance Strategy provides the highest potential returns. Its Caps will generally be greater than the Precision Rates and the Index Protection NY Strategy Caps. The Index Protection NY Strategy provides the most protection. It generally has the highest Buffers in exchange for lower Caps. The Index Precision Strategy performs best when the Index Return is less than the Precision Rate and the Index Performance Strategy performs best when the Index Return is higher than the Precision Rates. The Index Precision Strategy and Index Performance Strategy have protection for smaller negative market movements, but they also have the potential for the largest loss in any one year. The Index Performance Strategy Caps will generally be greater than the Precision Rates and the Index Protection NY Strategy Caps. The Index Performance Strategy and Index Precision Strategy Buffers will generally be less than the Index Protection NY Strategy Buffers. In any Index Year that the Precision Rate is close to the Index Protection NY Strategy Cap, allocations to the Index Precision Strategy will have a greater risk of loss because the Index Protection NY Strategy Buffers will generally be greater than the Index Precision Strategy Buffers.
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Performance Credits from previous Index Anniversaries, and the deduction of any previously assessed contract maintenance charge, product fee, and withdrawal charge during the Index Year. Positive Performance Credits are not guaranteed, and Performance Credits can be zero or negative after application of the Buffer. A negative Performance Credit means that you can lose money. We apply Performance Credits on Index Anniversaries. On Index Anniversaries each Index Option Value also increases with any additional Purchase Payment allocated or Contract Value transferred into an Index Option, and decreases with any transfer out of an Index Option.
On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value is valued by using the Daily Adjustment. The Daily Adjustment estimates the present value of positive or negative Performance Credits on the next Index Anniversary. The Daily Adjustment is based on your agreement to be exposed to gains in Index Value subject to the Precision Rate or Cap and losses in the Index Value greater than the Buffer on the next Index Anniversary. The Daily Adjustment is a calculation mechanism by which Index Option Values are established each Business Day for purposes of computing amounts available for full or partial withdrawals, an annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment may result in an adjustment up or down from the preceding Index Anniversary or Index Effective Date.
NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR: Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive a Performance Credit on the next Index Anniversary. However, the remaining amount in the Index Options is eligible for a Performance Credit on the next Index Anniversary subject to the Precision Rate or Cap and Buffer.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

DETERMINING THE INDEX OPTION VALUES
We use the Index Option Base to determine the Index Option Value. On each Index Anniversary we determine each of your selected Index Option Values by applying its associated Performance Credit to its Index Option Base. On any day other than an Index Anniversary each Index Option Value is equal to the Index Option Base plus the Daily Adjustment as discussed later in this section.
On the Index Effective Date both the Index Option Value and the Index Option Base for each of your selected Index Options are equal to either:
•	the amount of your initial Purchase Payment you allocated to that Index Option if the Index Effective Date is the Issue Date, or
•	the percentage of Variable Account Value you allocated to that Index Option.
At the end of each Business Day during the Index Year other than the Index Effective Date or Index Anniversary we first add each Index Option's Daily Adjustment to its Index Option Base and determine its Index Option Value (as discussed later in this section) before we process any partial withdrawal or deduct any Contract expenses.
At the end of each Business Day during the Index Year we reduce each Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge, product fee and/or contract maintenance charge).
•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.
-	The percentage is equal to each Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.
•	However, if you specifically direct us to take a partial withdrawal from an Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.
-
You cannot specify from which Allocation Option we deduct Contract fees and expenses, but you can specify from which Allocation Option we deduct a partial withdrawal. There is no financial advantage to deducting a partial withdrawal from any specific Allocation Option.

•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
On each Index Anniversary we first determine your Performance Credit. If you select the EURO STOXX 50®, Performance Credits are based on the Index Returns without any exchange rate adjustment.
•
If the current Index Value is equal to or greater than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary) and you selected the Index Precision Strategy, you receive a positive Performance Credit equal to the Precision Rate.

•
If the Index Return is positive and you selected the Index Protection NY Strategy or Index Performance Strategy, you receive a positive Performance Credit limited by the Cap. For example if the Cap is 8% and the Index Return is 10%, you receive a 8% Performance Credit.

•	If the Index Return is zero and you selected the Index Protection NY Strategy or Index Performance Strategy, the Performance Credit is zero.
•	If the Index Return is negative we apply the Buffer and determine if you receive a negative Performance Credit. For example:
•
if you selected the Index Precision Strategy or Index Performance Strategy and the Buffer is 10% and the Index Return is -8%, we apply a Performance Credit of zero to your Index Option Base. If instead the Index Return is -12%, we apply a -2% Performance Credit to your Index Option Base.

•
if you selected the Index Protection NY Strategy and the Buffer is 30% and the Index Return is -28%, we apply a Performance Credit of zero to your Index Option Base. If instead the Index Return is -32%, we apply a -2% Performance Credit to your Index Option Base.

We then apply the Performance Credit to the Index Option as follows:
•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Then we increase and/or decrease each Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.
•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.
Index Option Value Daily Adjustment
We designed the Daily Adjustment to provide an Index Option Value during the Accumulation Phase on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment generally reflects the change in market value of your allocation to an Index Option. We add a Daily Adjustment to the Index Option Values for purposes of computing amounts available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment directly increases or decreases your Index Option Values. The Daily Adjustment is different from the method we use to apply Performance Credits to an Index Option on an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Precision Rate or Cap and losses greater than the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index Value subject to the Precision Rate or Cap and losses in Index Value greater than the Buffer. The Daily Adjustment does this by using a Black Scholes model to track the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Precision Rate or Cap and Buffer). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index Value gain or loss would be if the investment were held until the Index Anniversary. The Daily Adjustment does not give you the actual Index return on the day of the calculation.
The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, an Index Option Value is higher than the Index Option Base. When the Daily Adjustment is negative, an Index Option Value is lower than the Index Option Base. The Daily Adjustment will differ from the current Index return. The Daily Adjustment is affected by the length of time until the next Index Anniversary and it is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index return during the Index Year is greater than the Precision Rate or Cap, the Daily Adjustment will be lower than the Precision Rate or Cap during the Index Year and will frequently not be equal to the Precision Rate or Cap until the next Index Anniversary. Even if the current Index return during the Index Year is positive, or losses are within the Buffer, the Daily Adjustment may be negative until the next Index Anniversary. This means if money is withdrawn or removed from an Index Option, you could receive reduced principal even if the current Index return is positive on that day.
At the end of each Business Day during the Index Year (other than the Index Effective Date or Index Anniversary) we add each Daily Adjustment to its Index Option Base to calculate each Index Option Value before we process any partial withdrawal or deduct any Contract expenses. If there is a system error in calculating your Daily Adjustment, or if the Index Value for a Business Day is not received, we will calculate the Daily Adjustment when corrected or other required information is received, effective as of the original pricing date.
For more information on how we calculate the Daily Adjustment see Appendix B.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Index Option Value Performance Locks
You can lock in a current Index Option Value by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, the Index Option Value does decrease during the remainder of the Index Year for any partial withdrawals and the deduction of any Contract expenses. Beginning on the next Index Anniversary, your locked Index Options will no longer be locked and Daily Adjustments will again apply.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact, or avoid receiving, a negative Performance Credit. The disadvantage of taking a Performance Lock is that the relevant Index Value may increase until the next Index Anniversary, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full Precision Rate or Cap or less than the full protection of the Buffer that you would have received if you waited for us to apply the Performance Credit on the next Index Anniversary.
OPTIONAL REBALANCING PROGRAM
Your selected Index Options' performance may cause the percentage of total Index Option Value in each Index Option to change. Rebalancing can help you maintain your selected Index Option allocation percentages. You can direct us to automatically adjust your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is not a Business Day) according to your instructions. We must receive your optional rebalancing program form in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day we rebalance. We reserve the right to discontinue or modify the optional rebalancing program at any time and for any reason. To end this program, we must receive your request at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Index Anniversary.

8.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.
PRODUCT FEE
We deduct a product fee from your Contract Value during the Accumulation Phase, under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit. The product fee is an annualized rate of 1.25% that is calculated and accrued on a daily basis as a percentage of the Charge Base.
The Charge Base is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Charge Base as follows.
•	We increase it by the amount of any additional Purchase Payments.
•	We reduce it by the percentage of any Contract Value withdrawn. Withdrawals include all Contract expenses (withdrawal charge, product fee, contract maintenance charge, and transfer fee).
On each Quarterly Contract Anniversary (or on the next Business Day if the Quarterly Contract Anniversary is not on a Business Day) the Charge Base is equal to the Contract Value determined at the end of the Business Day after we process any additional Purchase Payments or withdrawals, and if this is an Index Anniversary, after we apply any Performance Credits.
We begin calculating and accruing the daily product fee amount on the day after the Issue Date. We calculate the daily product fee before we process any additional Purchase Payments or withdrawals, and if this is also an Index Anniversary, before we process any transfers and apply any Performance Credits. We deduct the product fee on each Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) with the following exceptions.
•	If you withdraw the total Contract Value, we deduct the final product fee (the total of all daily product fees we calculated for the current Contract quarter) before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final product fee before calculating Annuity Payments.
•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

We deduct the product fee on a dollar for dollar basis from the Contract Value and we deduct it proportionately from each Allocation Option.
We do not treat the deduction of the product fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit (see section 11). If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is not a Business Day) the Contract Value is less than the product fee, we deduct your total remaining Contract Value to cover the final product fee and reduce your Contract Value to zero. If the deduction of the final product fee reduces your Contract Value to zero and the Traditional Death Benefit has ended, we treat this as a full withdrawal and your Contract ends.
Changes to the Charge Base change the product fee amount. For example, if you make an additional Purchase Payment both your Charge Base and daily product fee amount also increase. Similarly, a withdrawal decreases both your Charge Base and daily product fee amount.
The product fee compensates us for providing all your Contract's benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The product fee also compensates us for assuming the expense risk that the current charges are less than future Contract administration costs as well as the cost of providing certain features under the Contract. If the product fee covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
Example: On the Quarterly Contract Anniversary your annual product fee is 1.25% and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Performance Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily product fee amount for this quarter as follows:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $100,000 x (1.25% ÷ 365) = $3.42
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:  89 x $3.42 = $304.38
On the next Quarterly Contract Anniversary we would deduct $304.38 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Performance Credits to the Index Option Values, then process any additional Purchase Payments and withdrawals, including deduction of the total quarterly product fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,205, we would begin computing the daily product fee for the next quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or:  $101,250 x (1.25% ÷ 365) = $3.47
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily product fee for the remainder of the quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $116,250 x (1.25% ÷ 365) = $3.98
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:
(43 x $3.47) + (49 x $3.98) = $149.21+ $195.02 = $344.23
On the next Quarterly Contract Anniversary we would deduct $344.23 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Credits to the Index Options. We would then process any additional Purchase Payments and any other withdrawals and set the Charge Base equal to this new Contract Value and begin computing the daily product fee for the next quarter on the next day.
Please note that this example may differ from your actual results due to rounding.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

CONTRACT MAINTENANCE CHARGE
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•
During the Accumulation Phase, if the total Contract Value for all Index Advantage New York Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Index Advantage New York Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Index Advantage New York Contracts by using the Owner's social security number, and for non-individually owned Index Advantage New York Contracts we use the Annuitant's social security number.

•	During the Annuity Phase.
•	When paying death benefits under death benefit payment options A, B, or C.
We deduct the contract maintenance charge on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is not a Business Day) and we deduct it proportionately from each Allocation Option. If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
WITHDRAWAL CHARGE
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (including any penalty-free withdrawals) and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.
We do not assess a withdrawal charge on penalty-free withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and payments under our minimum distribution program.
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a "first-in-first-out" (FIFO) basis and we process withdrawal requests as follows.
1.
First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract's withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.

2.
Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 9, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge, it reduces the Withdrawal Charge Basis, and is withdrawn from Purchase Payments on a FIFO basis.

3.
Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract's withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.

4.	Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	6.5%
3	5%
4	3%
5	1%
6 years or more	0%
Upon a full withdrawal, we first deduct any applicable product fee and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the product fee and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Example: You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.
1)	Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2)
Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge. We also deduct this $10,000 from the first Purchase Payment.

3)
Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is the remaining $20,000, which is subject to a 6.5% withdrawal charge, and you receive $18,700. We determine this amount as follows:

(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
 $20,000 x 0.935 = $18,700.
Next we withdraw from the second Purchase Payment. So far, you received $28,700 ($10,000 under the free withdrawal privilege and $18,700 from the first Purchase Payment), so we withdraw $23,300 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
 $23,300 ÷ 0.92 = $25,326.
4)	Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.
NOTE FOR CONTRACTS WITHOUT THE INDEX PROTECTION NY STRATEGY: We deduct withdrawals taken under the free withdrawal privilege differently when calculating the withdrawal charge. We included an additional withdrawal charge calculation example for these Contracts in Appendix C.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life of New York or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life of New York to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination. Keep in mind that if you withdraw money from an Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value by adding the Daily Adjustment (which can be negative), even if the withdrawal is not subject to a withdrawal charge.
NOTE:

•
Because we do not reduce the Withdrawal Charge Basis for Contract expenses other than the withdrawal charge, we may assess a withdrawal charge on more than the amount you are withdrawing upon a full withdrawal of the total Contract Value. Also, upon full withdrawal, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.

•
Withdrawals may have tax consequences and, if taken before age 59½, may be subject to a 10% additional federal tax. For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

TRANSFER FEE
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
PREMIUM TAX
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity. New York does not currently assess a premium tax.
INCOME TAX
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
VARIABLE OPTION EXPENSES
The Variable Options' assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options' prospectuses. These expenses reduce the Variable Options' performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options' investment advisers provided us with the expense information in this prospectus and we did not independently verify it.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

9.	ACCESS TO YOUR MONEY

The money in your Contract is available under the following circumstances:
•	by withdrawing your Contract Value;
•	by taking required minimum distributions (Qualified Contracts only) as discussed in "Minimum Distribution Program and Required Minimum Distribution (RMD) Payments" later in this section;
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. Any withdrawal request received at or after the end of the current Business Day receives the next Business Day's values.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to required minimum distributions.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions.
When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value,
•	less any final product fee and final contract maintenance charge, and
•	less any withdrawal charge.
See the Fee Tables and section 8, Expenses for a discussion of these charges.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
NOTE:
•	Any amount withdrawn from an Index Option is subject to a Daily Adjustment, which may be negative.
•	Ordinary income taxes and tax penalties may apply to any withdrawal you take.
•
We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.

FREE WITHDRAWAL PRIVILEGE
Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Withdrawals of Purchase Payments that are beyond the withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.
NOTE: The free withdrawal privilege is not available upon a full withdrawal.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

SYSTEMATIC WITHDRAWAL PROGRAM
The systematic withdrawal program can provide automatic withdrawal payments to you. However, if your Contract Value is less than $25,000, we only make annual payments. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
NOTE:
•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS
If you own an IRA or SEP IRA Qualified Contract, you can participate in the minimum distribution program during the Accumulation Phase. If you purchase this Contract as an Inherited IRA Qualified Contract, we generally require you to participate in the minimum distribution program when you purchase this Contract. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these payments, or your program does not begin until the next month.
Inherited IRA Contracts. If you (the Owner) were the spouse of the deceased owner of a previous tax-qualified investment and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments, then you can wait to begin receiving RMD payments until the year that your deceased spouse would have reached age 70½. Alternately, if your deceased spouse had already reached the date at which he/she was required to begin receiving RMD payments, you can begin RMD payments based on your single life expectancy in the year following your deceased spouse's death, or (if longer) your deceased spouse's life expectancy in the year of his/her death reduced by one. You must begin to receive these RMD payments by December 31 of the year following the year of your deceased spouse's death.
NOTE:
•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

WAIVER OF WITHDRAWAL CHARGE BENEFIT
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

SUSPENSION OF PAYMENTS OR TRANSFERS
We may be required to suspend or postpone transfers or payments for withdrawals for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.

10.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, final contract maintenance charge, and any applicable withdrawal charge).
Annuity Payments offer a guaranteed income stream with certain tax advantages and are designed for Owners who are not concerned with continued access to Contract Value.
You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)' age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)' age or gender, we recalculate the Annuity Payments based on the correct age or gender.
CALCULATING YOUR ANNUITY PAYMENTS
We base Annuity Payments upon the following:
•	The Contract Value on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract's interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not an Index Anniversary and you selected an Index Option, Contract Value includes the Daily Adjustment. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3.
ANNUITY PAYMENT OPTIONS
You can choose one of the Annuity Options described below or any other payment option to which we agree. Before the Annuity Date, you can select and/or change the Annuity Option with at least 30 days written notice to us. After Annuity Payments begin, you cannot change the Annuity Option.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant's death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant's death. After the Annuitant's death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
After the Annuitant's death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner's Beneficiaries, or to the last surviving Owner's estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
NOTE: If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

WHEN ANNUITY PAYMENTS BEGIN
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the maximum permitted date allowed for your Contract, which is the first day of the calendar month following the Annuitant's 90th birthday. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least 13 months after the Issue Date. The Annuity Date cannot be later than what is permitted under applicable law.
NOTE: If on the maximum permitted Annuity Date (which is generally age 95 or 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance. If you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

11.	DEATH BENEFIT

"You" in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information after the end of the current Business Day, we use the next Business Day's prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary's interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share. Any part of the death benefit that is in the Allocation Options remains there until distribution begins. From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

The Contract provides the Traditional Death Benefit based on the greater of:
•	Contract Value, or
•
total of all Purchase Payments received, reduced by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include withdrawal charges, but not amounts we withdraw for other Contract expenses.

If the date we are determining the death benefit is not an Index Anniversary, Contract Value includes the Daily Adjustment.
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as described in the discussion of Beneficiaries in section 3, Ownership, Annuitants, Determining Life, Beneficiaries and Payees, we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of total Purchase Payments adjusted for withdrawals determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•
If a Determining Life dies before you we do not pay a death benefit to the Beneficiary(s), but we may increase the Contract Value. At the end of the Business Day we receive due proof of a Determining Life's death we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals if greater and available, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Allocation Options according to future Purchase Payment allocation instructions.

•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary's Valid Claim.
The Traditional Death Benefit ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that total Purchase Payments adjusted for withdrawals and Contract Value are both zero.
•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life's death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.

•	The Business Day the Contract ends.
NOTE: The Traditional Death Benefit is a first-to-die benefit based on the Determining Life. This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT
The Appendix to the Statement of Additional Information includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE
For Contracts issued without the Index Protection NY Strategy, if you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If no death benefit payment option is selected, we default payment to Option B. For Contracts issued with the Index Protection NY Strategy, each Beneficiary must select one of the death benefit payment options listed below. If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms. For Contracts issued or delivered in New York, if Option A is selected and we do not pay the claim within seven days, we pay interest on the death benefit amount beginning on the eighth calendar day at the greater of the current settlement rate which we declare annually, or 3%. You can contact our Service Center at the address or phone number listed at the back of this prospectus for information on the current settlement rate.
Spousal Continuation: If the Beneficiary is the deceased Owner's spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals, if greater and available. We allocate any Contract Value increase to the Allocation Options according to future Purchase Payment allocation instructions. If the surviving spouse continues the Contract:
•	he or she becomes the new Owner and may exercise all of the Owner's rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse's death their Beneficiary(s) receive the Contract Value, determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner's death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2 or 5. With our written consent, other options may be available for payment over a period not extending beyond the Beneficiary's life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee. Distribution must begin within one year of the date of the Owner's death.
Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner's death must be distributed within five years of the date of death.
If the Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Internal Revenue Code's distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.
Other rules may apply to Qualified Contracts.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

12.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract's effects on your personal tax situation.
QUALIFIED AND NON-QUALIFIED CONTRACTS
You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Internal Revenue Code (Code). For example, a Contract may be purchased pursuant to Section 408 of the Code as an Individual Retirement Annuity (IRA).
Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve month period from all of the IRAs you currently own. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax‑qualified arrangement will also be listed in the titling of the Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
TAXATION OF ANNUITY CONTRACTS
The Contract has the following tax characteristics.
•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.
•
When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax money distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.

•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.
•
Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

•
If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

•
If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.

•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax money.
•
If you take out earnings before age 59½, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.

•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.
•
If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

•
Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.

•
Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract's RMD requirements.

TAX-FREE SECTION 1035 EXCHANGES
Subject to certain restrictions, you can make a "tax-free" exchange under Section 1035 of the Internal Revenue Code for all or a portion of one annuity contract for another, or all of a life insurance policy for an annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

13.	OTHER INFORMATION

THE REGISTERED SEPARATE ACCOUNT
We established Allianz Life of NY Variable Account C (the Separate Account, formerly Preferred Life Variable Account C), as a separate account under New York insurance law on February 26, 1988. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the shares of the Variable Options that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account's assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

If the Separate Account's assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and charges. The obligations under the Contracts are obligations of Allianz Life of New York.
OUR GENERAL ACCOUNT
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts. Contract Value that you apply to Annuity Payments becomes part of our general account.
OUR UNREGISTERED SEPARATE ACCOUNT
We allocate all assets backing the Index Options to an unregistered, non-unitized, non-insulated separate account (Separate Account IANY), which we established under New York Insurance Law solely for the purpose of supporting our obligations to pay Performance Credits associated with the Index Options. Separate Account IANY has two subaccounts: Subaccount IABV (which is a book value subaccount) and Subaccount IAMV (which is a market value subaccount).
Initially, a substantial majority of the aggregate assets backing the Index Options are allocated to Subaccount IABV. We place all other assets that you allocate to the Index Options that are not invested in Subaccount IABV in Subaccount IAMV. Subsequently, there may be significant transfer of assets between Subaccount IABV and Subaccount IAMV in response to Index performance during the then-current Index Year. We typically transfer assets between these subaccounts if there is a 10% incremental change in year-to-date Index performance. We examine year-to-date Index performance daily and change the subaccount allocations daily if needed based on this 10% increment.
We invest the assets in Subaccount IAMV in hedging instruments, including derivative investments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANY are subject to our general business operation liabilities and the claims of our creditors.
An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANY. In addition, neither the Owner nor the Index Options participate in any way in the performance of assets held in Separate Account IANY.
DISTRIBUTION
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
We may fund ALFS operating and other expenses, including: overhead; legal and accounting fees; Financial Professional training; compensation for the ALFS management team; and other expenses associated with the Contracts. Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

ALFS does not itself sell the Contracts on a retail basis. Rather, ALFS enters into selling agreements with other broker/dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. These selling firms include third party broker/dealers and Questar Capital Corporation, an affiliated broker/dealer. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.
We and/or ALFS may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account. We intend to recover commissions and other expenses indirectly through fees and charges imposed under the Contract.
Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or ALFS may make payments to a broker/dealer for inclusion of this Contract in its list of products that it offers for sale.
We and/or ALFS may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker/dealer firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
The Variable Options may assess a Rule 12b‑1 fee. These fees are paid to ALFS as consideration for providing certain services and incurring certain expenses permitted under the Variable Option's plan. These fees typically equal 0.25% of a Variable Option's average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to ALFS or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
ADDITIONAL CREDITS FOR CERTAIN GROUPS
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

ADMINISTRATION/ALLIANZ SERVICE CENTER
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life Insurance Company of North America (as service provider for the Contracts) also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total) and
–	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
LEGAL PROCEEDINGS
Like other life insurance companies, we from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
Allianz Life of New York hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

14.	INFORMATION ON ALLIANZ LIFE OF NEW YORK

[TO BE UPDATED ON AMENDMENT]
Allianz Life of New York is a stock life insurance company organized under the laws of the State of New York on September 21, 1982. Our address is 28 Liberty Street, 38th Floor, New York, NY 10005-1422. Before January 1, 2003, Allianz Life of New York was known as Preferred Life Insurance Company of New York. We are a subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is also a stock life insurance company. Allianz Life is a subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer variable annuities and registered index-linked annuities and are licensed to do direct business in six states, including New York and the District of Columbia.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
The Board currently consists of nine members, including our Chairman and Chief Executive Officer, our President, our Chief Financial Officer and Treasurer, our Vice President, Appointed Actuary, and five independent members.
The Board holds regular semi-annual meetings, generally in April and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Evaluation, Conflict of Interest, and Finance Committees, each of which is described in further detail below. [All but two of the directors attended 100% of the Board and committee meetings to which he or she was assigned during 2017. One of the two other directors missed one of the two Board Meetings and the other director missed one of two committee meetings to which he or she was assigned in 2017, so attended 50% of the Board and committee meetings to which he or she was assigned during 2017. In 2017, the Board acted four times by unanimous written action].
The current members of our Board are as follows:
Walter R. White
 Chairman, Director, and Chief Executive Officer
Walter R. White, age 61, joined Allianz Life in 2009, and became President and Chief Executive Officer of Allianz Life and Chairman and Chief Executive Officer of Allianz Life of New York on January 1, 2012. In this role Mr. White is responsible for leading and overseeing Allianz Life of New York and Allianz Life and providing strategic management and direction. Mr. White served as Chief Administrative Officer of Allianz Life from 2009 to 2011. Prior to joining Allianz Life, Mr. White held executive roles at Woodbury Financial Services from 2001 to 2009, serving as Chief Operating Officer from 2003 to 2007 and President from 2007 to 2009. Prior to that, Mr. White held senior management roles at Fortis from 1994 to 2001, serving as Senior Vice President of Fortis Investors from 1998 to 2001. Mr. White also held senior management roles at the MONY Group from 1988 to 1994, serving as the President of MONY Brokerage from 1991 to 1994.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the Chief Executive Officer of Allianz Life of New York and President of Woodbury Financial.
Thomas P. Burns
 Director and President
Thomas P. Burns, age 62, joined Allianz Life of New York's Board of Directors on April 3, 2007. Mr. Burns currently serves as President of Allianz Life of New York. He also serves as Senior Vice President, Chief Distribution Officer of Allianz Life. Mr. Burns is responsible for the development, design and implementation of Allianz Life of New York's and Allianz Life's sales and distribution strategies. Prior to joining Allianz Life, Mr. Burns served as Senior Vice President, Distribution of Securian from 2002 to 2006. Prior to joining Securian, Mr. Burns worked for Prudential for 24 years, from 1978 to 2002, in various managerial capacities.
Mr. Burns brings to the Board extensive knowledge of Allianz Life of New York's sales and distribution strategies as well as over 35 years of experience in insurance and annuity products.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Ronald M. Clark
 Director
Ronald M. Clark, age 70, joined Allianz Life of New York's Board of Directors on March 31, 2013. Mr. Clark has over 40 years of experience in investments, having served as the President of Allianz Investment Corporation from 1980 to 1990, Chief Operating Officer of Allianz of America, Inc. ("AZOA") from 1990 to 2001, and Chief Investment Officer of AZOA from 2002 to 2011. Mr. Clark retired as of December 31, 2011. Mr. Clark also serves on the Board of Directors of Allianz Life and serves as a director and Chair of the Compensation Committee of Manitex International, Inc. Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment, including boom trucks, cranes, and other related industrial equipment.
Mr. Clark brings to the Board extensive experience in the financial services and insurance industries as well as extensive experience with investment matters. The Board also benefits from his perspective as a current and former director of other companies.
Kevin J. Doyle
 Director
Kevin J. Doyle, age 61, joined Allianz Life of New York's Board of Directors on January 20, 2014. In addition to serving on the Board of Directors of Allianz Life of NY, Mr. Doyle serves as a director of ACA Financial Guaranty Insurance Company where he is Chairman of the Corporate Governance Committee and a member of the Audit Committee. From 2000 through 2011, Mr. Doyle served as the Senior Vice President and General Counsel of Ambac Financial Group, Inc., where he was responsible for legal, regulatory and governance affairs of an SEC-registered, NYSE-listed holding company and 50 state-licensed financial guarantee insurance company, including securities laws compliance, insurance regulatory compliance, corporate governance, litigation management and management of legal aspects of a $700 billion financial guaranty insurance portfolio. Prior to that, Mr. Doyle served in various capacities for Ambac from 1991 to 2000, including Vice President and Assistant General Counsel from 1991 to 1995 and Managing Director and General Counsel of Specialized Finance from 1995 to 2000. Prior to joining Ambac, Mr. Doyle was an associate attorney at the law firm of LeBoeuf, Lamb, Greene & MacRae from 1986 to 1991 and an associate attorney at the law firm of Peck, Shaffer & Williams from 1983 to 1985. Mr. Doyle received his Bachelor of Arts degree from Yale University in 1979 and received his J.D. degree from the University of Washington in 1983.
Mr. Doyle brings to the Board extensive experience in the insurance and financial services industry, including extensive legal and regulatory experience.
Martha Clark Goss
 Director
Martha Clark Goss, age 68, joined Allianz Life of New York's Board of Directors on October 15, 2005. Ms. Goss has more than 35 years of executive experience, primarily in finance and investments and risk management. Since 1992 she has served on a number of public and private company boards, has provided independent consulting services to various companies and serves as an instructor for executive leadership training for Deloitte. From 1999 to 2001, she served as the Chief Financial Officer of Capital Markets Company and from 1995 to 1999 was Chief Financial Officer and Vice President of Booz Allen Hamilton Holding Corporation (formerly Booz-Allen Hamilton Inc.). Previously, she served as Senior Vice President of Enterprise Integrated Risk Management and Control of Prudential Insurance Company of America from 1994 to 1995, President of Prudential Asset Management Company from 1992 to 1994, President of Prudential Power Funding from 1989 to 1992 and Corporate Treasurer of Prudential from 1983 to 1989. She joined Prudential in 1983 in the Corporate Finance Department after spending eight years at The Chase Manhattan Bank in credit and lending.
Ms. Goss has served as a director of numerous corporations, including, currently, American Water Works Company, Inc., Neuberger Berman Mutual Funds and Berger Group Holdings, Inc. Previously, she served on the boards of Ocwen Financial Corp., Parsons Brinckerhoff Group Inc. (also known as Parsons Brinckerhoff, Inc.), Channel Reinsurance Ltd., Claire's Stores, Inc., Bank Leumi USA, Foster Wheeler Corporation, IBJ Whitehall Business Credit Corporation and Dexter Corporation and was on the Metropolitan Regional Board of The Chase Manhattan Bank.
Ms. Goss brings to the Board extensive experience in the financial services industry as well as expertise on corporate governance and enterprise risk management matters. The Board also benefits from her perspective as a current and former director of other companies.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Stephen R. Herbert
 Director
Stephen R. Herbert, age 68, joined Allianz Life of New York's Board of Directors on April 11, 1997 and also serves as Chair of Allianz Life of New York's Audit and Evaluation Committee. Mr. Herbert is a partner of Locke & Herbert LLP and Of Counsel with Sutherland Asbill & Brennan LLP. Mr. Herbert counsels insurance and financial services companies and various insurance distributors, including life, annuity (fixed and variable) and health insurance providers, on state insurance regulatory law. Mr. Herbert focuses on regulatory matters, including sales and market conduct; product development; policy form preparation and filing; producer licensing and appointment; agent compensation; corporate governance; corporate transactions; business agreements; investments; claims and litigation; and reinsurance. Mr. Herbert also advises in matters relating to forming, licensing, regulating and operating life insurance and annuity companies and their products, with a heavy concentration on New York law.
Mr. Herbert has been in private practice for more than 30 years. He previously served as vice president, general counsel and secretary at a New York-based, 50-state licensed life insurance company. Mr. Herbert also was general counsel for a New York state life insurance company trade association and assistant general counsel for a New York life insurance and financial services company.
Mr. Herbert brings to the Board extensive legal and regulatory experience in the financial services industry, including extensive experience with New York laws and regulations.
Gary A. Smith
 Director
Gary A. Smith, age 59, joined Allianz Life of New York's Board of Directors on May 10, 2005. Mr. Smith is Co-Founder and Senior Partner of Ivy Planning Group (Ivy), a 22-year-old management consulting and training company specializing in strategy, diversity, leadership and change management. Ivy is recognized as one of the Top 50 minority-owned companies by DiversityBusiness.com and received the Working Woman magazine Entrepreneurial Excellence Award. Mr. Smith has over 25 years of strategy, technology, management consulting and executive coaching to large private sector and government organizations. He has successfully developed and implemented strategies, led teams, and served the needs of a wide spectrum of clients, experiencing best practices in management consulting in multiple venues.
Mr. Smith co-founded Ivy after a successful career managing sales, marketing, and technical organizations, including IBM, where he held Marketing and Technical positions; Amdahl Corporation, where he served as an Account Executive; Masstor Systems, where he served as Director of U.S. Operations; Comdisco Inc., where he served as Director of Federal Marketing; and Technical Software Services, where he served as Vice President and Chief Operating Officer.
Mr. Smith has served on the Boards of the Capital Chapter of Strategic Leadership Forum, The International Society for Strategic Management, the Strategic Planning Board and Lakewood Country Club. Mr. Smith received his Bachelor of Arts degree in political science from Yale University.
Mr. Smith brings to the Board extensive experience in management consulting and diversity initiatives. The Board also benefits from his perspective as a current and former director of other companies.
William E. Gaumond
 Director, Chief Financial Officer and Treasurer
William E. Gaumond, age 44, joined Allianz Life of New York in 2017 and currently serves as Director, Chief Financial Officer and Treasurer. Mr. Gaumond joined Allianz Life in 2004 and currently serves as Senior Vice President, Chief Financial Officer and Treasurer and as a member of the Board of Directors. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury and corporate risk management areas. Prior to his current role, Mr. Gaumond spent 12 years in a number of finance and investment-related positions at Allianz Life, including Senior Vice President of the Asset Liability Management and Investment Risk Management department. During this time, Mr. Gaumond also served for two years as a senior member of the Group Planning and Controlling department for Allianz SE in Munich, Germany. Before joining Allianz Life, Mr. Gaumond worked for nine years at PricewaterhouseCoopers LLP. Mr. Gaumond received his Bachelor of Business Administration degree in accounting from the University of Notre Dame, where he graduated summa cum laude.
Mr. Gaumond brings to the Board extensive financial services, investment and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life of New York and Allianz Life.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Steven J. Thiel
 Director and Vice President, Appointed Actuary
Steven J. Thiel, age 48, joined Allianz Life of New York's Board of Directors on November 13, 2012 and serves as Vice President, Appointed Actuary of Allianz Life of New York. He also serves as Vice President, Actuarial Reporting and Analysis of Allianz Life. Mr. Thiel leads a team responsible for accurate and timely reporting of the actuarial balances for Allianz Life and Allianz Life of New York. He is accountable for analyzing aspects of the financial performance and delivering key projects that drive financial strength and stability.
Mr. Thiel joined Allianz Life in 2008. Prior to joining Allianz Life, Mr. Thiel was assistant vice president of reinsurance for Sun Life Financial, where he directed the financial reporting and analysis function of the reinsurance business group. Prior to that, he served as an actuary for Allstate Life Insurance Company, where he was accountable for providing financial analysis and oversight for activities involving a captive distribution channel. Mr. Thiel earned a Bachelor of Business Administration degree with double major in Actuarial Science and Risk Management and Insurance from the University of Wisconsin-Madison. He is a fellow in the Society of Actuaries and a member of the American Academy of Actuaries.
Mr. Thiel brings to the Board extensive experience in actuarial and financial performance matters.
EXECUTIVE OFFICERS
The current executive officers (other than Messrs. White, Gaumond and Burns, whose biographies are included above in the Board of Directors information) are as follows:
Gretchen Cepek
 Chief Legal Officer and Secretary
Gretchen Cepek, age 50, joined Allianz Life in 2009, and currently serves as Senior Vice President, General Counsel and Secretary of Allianz Life She is also Chief Legal Officer and Secretary of Allianz Life of New York. Ms. Cepek is responsible for the legal and compliance departments as well as government relations and the special investigations unit. Prior to her current role, Ms. Cepek served as Vice President, Legal Business Operations, Distribution and Product Development of Allianz Life from 2009 to February 2012. Prior to joining Allianz Life, Ms. Cepek served as Counsel at Woodbury Financial Services from 2005 to 2009. Prior to joining Woodbury Financial, Ms. Cepek spent 13 years with the law firm of Querrey & Harlow, Ltd. from 1992 to 2005, where she served as a law clerk, associate attorney and then as a shareholder. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Cathy A. Mahone
 Chief Administrative Officer
Cathy Mahone, age 53, serves as the Senior Vice President, Chief Administrative Officer of Allianz Life and Chief Administrative Officer of Allianz Life of New York. Ms. Mahone is responsible for enterprise operations, information technology, and other strategic corporate initiatives. Previously, Ms. Mahone served as Senior Vice President, Enterprise Operations for Allianz Life, a position she held until assuming her current role in 2012.
Prior to joining Allianz Life, Ms. Mahone had approximately 20 years of financial services experience with Ameriprise Financial (formerly American Express), where she served in several leadership roles, including Vice President of the Operations Project Management Office. In her more than 20-year career with Ameriprise, Ms. Mahone held a variety of leadership positions in operations, distribution and marketing. Ms. Mahone earned a Bachelor of Arts degree in mass communications from the University of Minnesota and a Master's degree in business communications from the University of St. Thomas. Ms. Mahone also holds her FINRA Series 7 and 24 securities registrations.
Neil H. McKay
 Chief Actuary
Neil H. McKay, age 56, joined Allianz Life of New York and Allianz Life in 1999 and currently serves as Senior Vice President, Chief Actuary of Allianz Life, and Chief Actuary of Allianz Life of New York. Mr. McKay is responsible for all of the actuarial functions of Allianz Life of New York and Allianz Life, including the actuarial assumptions underlying their products and the rate setting associated with existing and new products. Prior to joining Allianz Life, Mr. McKay served in a variety of roles at LifeUSA Holding Company (prior to its merger with Allianz Life) from 1990 to 1999, culminating in the position of Vice President of Finance. Prior to that, Mr. McKay held the position of Assistant Product Actuary from 1984 to 1990 for Security Life of Denver, in Denver, Colorado.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Todd M. Hedtke
 Chief Investment Officer
Todd M. Hedtke, age 45, joined Allianz Life of New York in 2011 and currently serves as Chief Investment Officer. He also currently serves as Senior Vice President, Chief Investment Officer of Allianz Life. Mr. Hedtke leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which services the Allianz Group insurance companies. Prior to his current role, Mr. Hedtke spent 15 years in a number of investment-related positions at Allianz Life and its affiliate Allianz Investment Management, LLC, including his prior role as Vice President, Investment Management from October 2010 until August 2015. Prior to joining Allianz Life, Mr. Hedtke held various finance and investment positions at Cargill, EBF & Associates, and American Express. Mr. Hedtke earned his BA from Hamline University and MBA from the University of Minnesota Carlson School of Management. In addition to being a Chartered Financial Analyst, he holds designations as a financial risk manager and Fellow of the Life Management Institute.
Robert DeChellis
 Field Senior Vice President, Chief Retirement Strategist, Allianz Exchange
Robert DeChellis, age 51, joined Allianz Life of New York in 2014 and currently serves as Field Senior Vice President, Chief Retirement Strategist, Allianz Exchange. Mr. DeChellis joined Allianz Life in 2006 and also serves as Field Senior Vice President, Chief Retirement Strategist, Allianz Exchange of Allianz Life. As Chief Retirement Strategist, Allianz Exchange, Mr. DeChellis is responsible for uniting strategic relationships, technology and intellectual capital to identify uncommon financial solutions and thought leadership. In this role, Mr. DeChellis collaborates with the global family of Allianz companies as well as outside partners to address the growing demand for holistic financial advice. Mr. DeChellis also currently serves as Chairman of the Board of the Insured Retirement Institute, the leading financial services trade association for the retirement income industry. Previously, Mr. DeChellis served as Field Vice President, Broker Dealer Distribution of Allianz Life of New York, and Field Senior Vice President, Broker Dealer Distribution of Allianz Life. He also served as President of Allianz Life Financial Services, LLC. Prior to joining Allianz Life, Mr. DeChellis served as Executive Vice President of the Retail Annuities Division of Travelers Life & Annuity. Prior to that, Mr. DeChellis served as Executive Vice President and national sales manager for Jackson National Life Distributors, Inc. Before joining the annuity industry, Mr. DeChellis spent 13 years in asset management, holding positions with firms including Goldman Sachs and Lord Abbett.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board ("Executive Committee") is currently composed of Messrs. White (Chair), Gaumond and Herbert. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life of New York's By-Laws. The Executive Committee met [xx] times in 2017.
The Audit and Evaluation Committee of the Board is currently composed of Messrs. Herbert (Chair), Clark and Smith. The Audit and Evaluation Committee is responsible for recommending the selection of independent certified public accountants, reviewing Allianz Life of New York's financial condition and the scope and results of the independent audit and any internal audit, nominating candidates for director, evaluating the performance of principal officers deemed by the Audit and Evaluation Committee to be principal officers of Allianz Life of New York and recommending to the Board of Directors the selection and compensation of such principal officers and any plan to issue options to its officers and employees for the purchase of shares of stock. The Audit and Evaluation Committee met [xx] times in 2017, and acted [xx] times by written action.
The Conflict of Interest Committee of the Board is currently composed of Messrs. White (Chair), Herbert and Ms. Cepek. The Conflict of Interest Committee assists Allianz Life of New York in addressing ethics and conflict of interest matters. The Conflict of Interest Committee met [xx] times in 2017.
The Finance Committee of the Board is currently composed of Messrs. Gaumond, (Chair), Clark and Thiel. The Finance Committee is responsible for exercising all the powers of the Board of Directors with respect to the investments of the funds of Allianz Life of New York. The Finance Committee met [xx] times in 2017, and acted [xx] times by written action.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Independence of Certain Directors
Allianz Life of New York is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards set out in New York Insurance laws and the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of Allianz Life of New York's Board of Directors, the Board of Directors has determined that Ms. Goss and Messrs. Clark, Doyle, Herbert and Smith are "independent" under those standards.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, President, Chief Financial Officer and Controller, are subject to Allianz Life of New York's Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance
Not applicable.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our "Named Executive Officers" or "NEOs." Allianz Life of New York is a subsidiary of Allianz Life. Each of our NEOs is employed by both Allianz Life of New York and Allianz Life.  Our NEOs are compensated directly by Allianz Life. Allianz Life charges Allianz Life of New York an allocated percentage of each of our NEO's compensation. The allocated percentage of compensation charged to Allianz Life of New York for our NEO's during the year ended December 31, 2017 is set forth below and hereafter referred to as the "Allocation Percentages." For 2017, our NEOs were:
Name	Title	Allocation Percentages
Walter White	Chairman and Chief Executive Officer	[xx]%
William Gaumond	Chief Financial Officer and Treasurer	[xx]%
Thomas Burns	President	[xx]%
Neil McKay	Chief Actuary	[xx]%
Robert DeChellis	Field Vice President, Broker Dealer Distribution	[xx]%
The details of each NEO's compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Executive Summary
Our NEOs are also officers of Allianz Life, our parent company, and are not paid additional compensation for serving as executive officers of Allianz Life of New York. Instead, our NEOs are paid directly by Allianz Life with a certain portion of their Allianz Life compensation allocated to Allianz Life of New York, which allocation is reviewed and approved by our Audit and Evaluation Committee with respect to those NEO's that are also the NY Principal Officers. The "NY Principal Officers" are the Chief Executive Officer, President, Chief Legal Officer and Secretary, Chief Administrative Officer and Chief Financial Officer and Treasurer. Therefore, our parent company, Allianz Life, establishes our NEOs compensation programs with our Audit and Evaluation Committee reviewing and approving the compensation allocations to Allianz Life of New York with respect to our NY Principal Officers. Allianz Life's compensation programs are intended to align our NEOs' interests with those of our ultimate stockholder. Our indirect stockholder is Allianz SE, the ultimate parent company of Allianz Life and Allianz Life of New York. Allianz Life's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life, which is an indirect subsidiary of Allianz SE. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life's compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs' total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life's executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•
providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;

•
setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

•
establishing equity-based arrangements that align executives' financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and

•	structuring compensation packages and outcomes to foster internal pay equity.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Compensation Components
To support this pay-for-performance strategy, Allianz Life's total compensation program provides a mix of compensation components that bases the majority of each executive's compensation on their success and on an assessment of each executive's overall contribution to that success.
Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.
Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan ("AIP").	▪ Link compensation to annual performance results. ▪ Attract and motivate high-caliber leadership. ▪ Align the interests of NEOs and our stockholder.
Variable Compensation Plan	Variable compensation that promotes and rewards the achievement of annual performance objectives through awards under the Variable Compensation Immediate and Deferred Plan.	▪ Link compensation to annual performance results. ▪ Motivate and retain high-caliber leadership with long-term vesting.
Long-Term Incentives
Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the Allianz Life Long-Term Performance Unit Plan ("ALTPUP").
In the case of Allianz Life's Chief Executive Officer, Walter White, he is eligible to receive annual awards through the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP.
▪ Link compensation to annual and multi-year performance results. ▪ Motivate and retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives
Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan ("AEI") that promotes and rewards the achievement of  senior executive officers. The AEI replaced the Allianz Group Equity Incentives Plan 2007 ("GEI").
▪ Retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee's position is eliminated as a result of outsourcing, merger or other corporate transaction.
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching contributions to the NEOs' 401(k) plans and may also include the payment of life insurance premiums, relocation reimbursements, reimbursements for financial planning and tax preparation services and reimbursements of spousal travel expenses.
Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, which directly compensates the executives of Allianz Life of New York, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the Nomination, Evaluation and Compensation Committee of the Allianz Life Board of Directors (the "NEC Committee"), and final approval by Allianz Life's Board. With respect to the compensation of other "principal officers" selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee's decision are similarly subject to review by the NEC Committee and final approval by Allianz Life's Board. The "principal officers" include the Chief Executive Officer, Chief Financial Officer and General Counsel. Allianz Life's Board has delegated the following responsibilities to the Compensation Committee:
•
In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership.

•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.
•
Review and approve any special benefits, perquisites or compensation contracts in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee's level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.

•
Review and approve any employment agreements or any severance, change in control or similar termination arrangements or agreements proposed to be made with any prospective, current or former employee of Allianz Life. This does not include special termination agreements, separation or settlement agreements negotiated in connection with and at the time of termination of an executive's employment.

•	Review and approve compensation decisions.
•
Oversee Allianz Life's compliance with regulations with respect to compensation matters and ensure adherence to the set principles and standards of the Allianz Group Rewards Framework and German regulations.

The Compensation Committee will at all times be composed of at least five members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life's Board of Directors at its request. With respect to the compensation of "principal officers" selected by Allianz Life's Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated "principal officers", to the NEC Committee for its review and recommendation to Allianz Life's Board for final approval.
Role of the Chief Executive Officer
Allianz Life of New York's Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO's total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Role of Allianz Life's Human Resources
Allianz Life's Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life's Human Resources' efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for, information from the Compensation Committee.
Allianz Life's Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, they regard it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys with which it participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life's Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life's compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs, (ii) severance benefits and (iii) perquisites.
Base Salary
Allianz Life's philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which it believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO's career experience, the scope of the position's responsibilities and the NEO's own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

NEO compensation is determined based on the achievement of specific corporate and individual performance objectives. In determining the amount of each NEO's base salary, the Compensation Committee considers the scope of their responsibilities, taking into account available competitive market compensation paid by other companies for similar positions. With respect to the base salary of our Chief Executive Officer, the Chairman of the Board considered the Chief Executive Officer's experience, performance, and contribution to overall corporate performance when determining his base salary for 2017 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2017 were also set by the Compensation Committee based upon each NEO's individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of "principal officers" selected by Allianz Life's Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life's Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Over the course of the year, the Compensation Committee developed a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2017 operating year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the "principal officers" selected by Allianz Life's Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life's Board for final approval.
Variable Compensation
Our Field Vice President, Broker Dealer Distribution participates in Variable Compensation. The purpose of Variable Compensation is to reward Allianz Life employees that have a significant influence over the sales objectives of the business for their contributions. Sales objectives are defined along with payout targets for various levels of performance against those objectives. The total payout is calculated based on the full year performance of the defined sales objectives. There are two components to this payment, a portion that is paid on March 31st following the calendar year for the sales objectives and a portion that is subject to mandatory deferral.
Long-Term Incentives
The purpose of the ALTPUP is to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company's long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash upon the redemption of the ALTPUP Units on the valuation date. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company's annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of their company.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

The Compensation Committee (and, with respect to those NEOs that are "principal officers" for purposes of the NEC Committee's duties, the NEC Committee with final approval of Allianz Life's Board of Directors), reviewed the performance of our NEOs following the end of our 2017 fiscal year relative to the long-term equity incentive and retention awards program the Compensation Committee administers.
Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee (or, in the case of those NEOs that are "principal officers" for purposes of the NEC Committee's duties, the NEC Committee with final approval of Allianz Life's Board) based on a number of factors related to the performance of Allianz Life and Allianz Life of New York, and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2017.
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is [xxx]% of the target amount set by the Compensation Committee. Target award amounts generally focus on performance of Allianz Life and Allianz Life of New York, including the growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee and with respect to the "principal officers" for purposes of the NEC Committee's duties, by the NEC Committee for final approval by Allianz Life's Board.
AEI
The AEI is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan ("ASPP") or (b) offered by Allianz Life to selected senior employees as an additional part of their variable compensation on a case to case basis. The AEI is granted in the form of restricted stock units of Allianz SE ("RSUs").
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $[xxx] annually. In addition Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2017 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this section.
Severance Arrangements
Allianz Life has entered into an Executive Severance Agreement with our Chairman and Chief Executive Officer, Walter White, which is described in the "Allianz Life Executive Severance Agreement" discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan. If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan.
Other than the Executive Severance Plan and the Severance Allowance Plan, which are described later in this section, our NEOs (except for Walter White) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is "at will."
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, including Allianz SE stock appreciation rights (SARs) and Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. Under the FASB ASC Topic 718, the fair value of the SARs is estimated at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are the estimates on the expected term, volatility and forfeiture rates of the awards. Forfeitures are not estimated due to the limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, valuation assumptions are reviewed at each grant date and, as a result, are likely to change the valuation assumptions used to value stock-based awards granted in future periods. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period.
Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Compensation Committee considers the income tax consequences of compensation policies and procedures. In particular, the Compensation Committee considers Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO. The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the capability to take an immediate compensation expense deduction. The Board of Directors believes that the best interests of Allianz Life, Allianz Life of New York and their stockholder are served by executive compensation programs that encourage and promote their principal compensation philosophy, enhancement of stockholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, Allianz Life and Allianz Life of New York may from time to time pay compensation to its NEOs that may not be fully tax deductible, including certain bonuses and RSUs. Units granted under the ALTPUP are intended to qualify as performance-based compensation under Section 162(m) and are generally fully deductible. Allianz Life will continue to review its executive compensation plans periodically to determine what changes, if any, should be made as a result of the limitation on deductibility.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life during the year ended December 31, 2017 to our principal executive officer, our principal financial officer and each of the three highest paid NEOs who are involved in the management and operations of Allianz Life of New York, that was charged to Allianz Life of New York, based on the Allocation Percentage assigned to each NEO. The executive compensation information in this prospectus is shown for a one-year period, in accordance with Regulation S-K Item 402, Instruction 1 to Item 402(c).
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2)	(h)	(i)(4)	(j)
Walter White Chairman and Chief Executive Officer
	2017	$[xx]	N/A	$[xx]	N/A	$[xx]	N/A	$[xx]	$[xx]

William Gaumond Chief Financial Officer and Treasurer
	2017	$[xx]	N/A	$[xx]	N/A	$[xx]	N/A	$[xx]	$[xx]

Thomas Burns President
	2017	$[xx]	N/A	$[xx]	N/A	$[xx]	N/A	$[xx]	$[xx]

Neil McKay Chief Actuary
	2017	$[xx]	N/A	$[xx]	N/A	$[xx]	N/A	$[xx]	$[xx]

Robert DeChellis Field Vice President, Broker Dealer Distribution
	2017	$[xx]	N/A	$[xx]	N/A	$[xx]	N/A	$[xx]	$[xx]

(1)
Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2018 for the 2017 performance year have a [xxxx] exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.

(2)	Includes the following payments and grants made pursuant to the AIP, ALTPUP and the Variable Compensation Immediate and Deferred Plan.
Name	Year	Payments made pursuant to the AIP	Grants made pursuant to the ALTPUP(3)	Payments made pursuant to the Variable Compensation Immediate & Deferred Plan
Walter White	2017	$[xxx]	$[xxx]	$[xxx]
William Gaumond	2017	$[xxx]	$[xxx]	$[xxx]
Thomas Burns	2017	$[xxx]	$[xxx]	$[xxx]
Neil McKay	2017	$[xxx]	$[xxx]	$[xxx]
Robert DeChellis	2017	$[xxx]	$[xxx]	$[xxx]
(3)	Walter White, as Chief Executive Officer, participates in the global Allianz SE Mid-Term Bonus Program rather than the ALTPUP.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

(4)	The following table provides additional details regarding compensation found in the "All Other Compensation" column.
Name	Year	Spousal Travel(5)	Milestone/ Anniversary/ Recognition(6)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Cont-ribution(7)	ESPP Imputed Income(8)	Total
Walter White	2017	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]
William Gaumond	2017	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]
Thomas Burns	2017	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]
Neil McKay	2017	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]
Robert DeChellis	2017	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]	$[xxx]
(5)	Represents reimbursement or payments made to defray the costs of a spouse's travel.
(6)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(7)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
(8)	Represents value of the discount associated with stock purchases in the Employee Stock Purchase Plan.
Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who are anticipated to significantly contribute to future success. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to "principal officers" for purposes of the NEC Committee's duties, the NEC Committee recommends to Allianz Life's Board of Directors awards for final approval. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
Variable Compensation
Variable Compensation is intended to reward the Field Vice President, Broker Dealer Distribution for attainment of various sales objectives. The minimum payout is zero and the maximum payout is 200% of the target amount. Once the total Variable Compensation has been determined, the payout is then split into a portion that is paid immediately (each year on March 31st) and a portion that is subject to a mandatory deferral period. These two portions are called Variable Compensation – Immediate, and Variable Compensation – Deferred respectively. The Variable Compensation – Deferred portion is subject to a 3-year cliff vesting schedule where Variable Compensation – Deferred payments are not eligible for withdrawal until January 1st three full years following the year for which the calculated compensation pertains. Payments pertaining to the 2017 calendar year will become eligible for withdrawal on January 1, 2021.
ALTPUP
In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee and with respect to "principal officers" for purposes of the NEC Committee's duties, by the NEC Committee with final approval by the Board. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years. The ALTPUP incentive is in the form of ALTPUP Units, which have a target value of $[xxx]. The threshold value is $[xxx] and the maximum value is $[xxx].  The ALTPUP consists of three-year award periods, and one-third of the ALTPUP Units pay out each year over the three-year award period. The valuation date is December 31 at the end of each performance year, unless the Compensation Committee in its discretion selects an earlier date.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Allianz SE Mid-Term Bonus Plan
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is [xxx]% of the target amount set by the Compensation Committee. Target award amounts generally focus on company performance, including growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the Compensation Committee and with respect to the "principal officers" for purposes of the NEC Committee's duties, by the NEC Committee for final approval by the Board.
AEI
The AEI is designed to recognize the participant's continuous employment with Allianz Life over the relevant period and shall be an incentive to continue in employment. Grants and payments under the AEI will only be made if the participant (i) is employed with Allianz Life at the date of grant, (ii) remains employed with Allianz Life during the vesting period of the RSU, and (iii) has not voluntarily left employment prior to retirement or been terminated for cause. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash, Allianz SE stock, or other consideration at the sole discretion of Allianz Life. RSUs are subject to a  four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or are pensioners. The grant at fair value cannot be greater than 165% of a participant's target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during the year ended December 31, 2017, and charged to Allianz Life of New York based on the Allocation Percentage assigned to each NEO.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter White	[x/x/xxx]
RSUs (under AEI)					$[xxx]	$[xxx]	$[xxx]
AIP Award		$[xxx]	$[xxx]	$[xxx]
Midterm Bonus Plan		$[xxx]	$[xxx]	$[xxx]
William Gaumond	[x/x/xxx]
RSUs (under AEI)					$[xxx]	$[xxx]	$[xxx]
AIP Award		$[xxx]	$[xxx]	$[xxx]
ALTPUP Award		$[xxx]	$[xxx]	$[xxx]
Thomas Burns	[x/x/xxx]
RSUs (under AEI)					$[xxx]	$[xxx]	$[xxx]
AIP Award		$[xxx]	$[xxx]	$[xxx]
ALTPUP Award		$[xxx]	$[xxx]	$[xxx]
Neil McKay	[x/x/xxx]
RSUs (under AEI)					$[xxx]	$[xxx]	$[xxx]
AIP Award		$[xxx]	$[xxx]	$[xxx]
ALTPUP Award		$[xxx]	$[xxx]	$[xxx]
Robert DeChellis	[x/x/xxx]
RSUs (under AEI)					$[xxx]	$[xxx]	$[xxx]
AIP Award		$[xxx]	$[xxx]	$[xxx]
ALTPUP Award		$[xxx]	$[xxx]	$[xxx]
Variable Compensation		$[xxx]	$[xxx]	$[xxx]
(1)
The target and maximum columns show the target award and maximum award for 2017 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2017 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive's level.

(2)
The target and maximum columns show the target award and maximum award for 2017 for each NEO under the ALTPUP. Under the ALTPUP, all awards are discretionary. To the extent that awards are made, the minimum amount of an award will equal at least [xx]% of the target amount as determined by the Compensation Committee (or with respect to "principal officers" for purposes of the NEC Committee's duties, the NEC Committee with final approval of Allianz Life's Board). The actual 2017 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive's level.

(3)
RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See "Outstanding Equity Awards at December 31, 2017" for disclosure regarding the number of RSUs that are unvested as of December 31, 2017.

(4)
The target and maximum columns show the target award and maximum award for 2017 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2017 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Outstanding Equity Awards at December 31, 2017
The following table sets forth the outstanding equity awards at the December 31, 2017 fiscal year-end. The table shows SARs and RSUs, granted pursuant to the AEI, based on the Allocation Percentage assigned to each NEO.
Name	SARs					RSUs
	Number of Securities Underlying Unexercised SARs Exercisable	Number of Securities Underlying Unexercised SARs Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs	SAR Base Price	SAR Expiration Date	Number of RSUs That Have Not Vested	Market Value of RSUs That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned RSUs That Have Not Vested
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)(2)(3)	(h)(4)	(i)	(j)
Walter	[xxx]	N/A	N/A	N/A	[x/x/xxx]			N/A	N/A
White						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
William	[xxx]	N/A	N/A	N/A	--			N/A	N/A
Gaumond						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
Thomas	[xxx]	N/A	N/A	N/A	--			N/A	N/A
Burns						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
Neil McKay	[xxx]	N/A	N/A	N/A	--			N/A	N/A
						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
Robert	[xxx]	N/A	N/A	N/A	--			N/A	N/A
DeChellis						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
						[xxx]	[xxx]
(1)	There is a two-year vesting period for exercisable securities underlying unexercised SARs.
(2)
Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2016 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by the Allianz Life or are pensioners.

(3)
For each of the NEOs, the number of RSUs listed on the first line expired 2017, the RSUs listed on the second line expire 2018, the RSUs listed on the third line expire 2019, and the RSUs listed on the fourth line expire 2020.

(4)	Based on an assumed stock price of $164.02 per share, which was the closing stock price of Allianz SE common stock on December 31, 2016, converted from Euros into U.S. dollars.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Allianz SE Option Exercises and Stock Grants Vested in 2017
The following table summarizes the value received from Allianz SE stock option exercises and stock grants vested during the year ended December 31, 2017, that were charged to Allianz Life of New York based on the Allocation Percentage assigned to each NEO.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Walter White	--	$0	[xxx]	[xxx]
William Gaumond	--	$0	[xxx]	[xxx]
Thomas Burns	--	$0	[xxx]	[xxx]
Neil McKay	--	$0	[xxx]	[xxx]
Robert DeChellis	--	$0	[xxx]	[xxx]
(1)	Represents Allianz SE SARs that were exercised during 2017 pursuant to the GEI. Amounts realized were paid in cash.
(2)	Represents Allianz SE RSUs that were exercised during 2017 pursuant to the GEI and AEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with its Chief Executive Officer, Walter White, with an expiration date of December 31, 2018. The severance arrangements for Mr. White as Chairman and Chief Executive Officer of Allianz Life of New York are prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White is entitled to lump sum cash payments upon separation of $1,648,000 in the event he is terminated without "cause" as defined in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental benefits at the employee premium rates for a period of 18 months following termination.
The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan. If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan. The terms of each of these plans are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance allowance benefits under the Executive Severance Plan. For the year ended December 31, 2016, the NEOs eligible for severance benefits under this plan were William Gaumond, Thomas Burns and Neil McKay. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated will receive a lump sum cash payment equal to one and one-half times their "annual base pay" in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Severance Allowance Plan
All employees, including our NEOs, who are not eligible to receive severance benefits under the Executive Severance Plan, are subject to severance payments under the Severance Allowance Plan. For the year ended December 31, 2016, the NEO eligible for severance benefits under this plan was Robert DeChellis. The Severance Allowance Plan provides that employees who are terminated for certain company-initiated reasons are eligible to receive a severance payment in an amount based on the employee's weekly base pay multiplied by the number of weeks set forth in the Severance Allowance Plan. Employees are generally eligible for severance payments if they are terminated for the following reasons:
•	employee's position is eliminated;
•	employee's position is outsourced; or
•	employee's position is eliminated in connection with a sale or merger or other corporate transaction.
The following table shows the portion of the lump sum payments that would have been allocated to Allianz Life of New York based on each NEO's Allocation Percentage and payable to each of our NEOs had they been terminated on December 31, 2017 and been eligible for severance payments pursuant to the Executive Severance Plan or the Severance Allowance Plan, as the case may be.
NEOs	Lump Sum Payment
Walter White	N/A(1)
William Gaumond	$[xxx]
Thomas Burns	$[xxx]
Neil McKay	$[xxx]
Robert DeChellis	$[xxx]
(1)
Mr. White is not eligible to receive payments pursuant to the Severance Allowance Plan. See "Allianz Life Executive Severance Agreement" for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life of New York for the year ended December 31, 2017.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter White(2) Chairman and Chief Executive Officer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
William Gaumond(2) Chief Financial Officer and Treasurer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Thomas Burns(2) President	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Steven J. Thiel(2) Vice President, Appointed Actuary	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ronald M. Clark Independent Director	$[xxx]	N/A	N/A	N/A	N/A	N/A	$[xxx]
Martha Clark Goss Independent Director	$[xxx]	N/A	N/A	N/A	N/A	N/A	$[xxx]
Stephen R. Herbert Independent Director	$[xxx]	N/A	N/A	N/A	N/A	N/A	$[xxx]
Gary A. Smith Independent Director	$[xxx]	N/A	N/A	N/A	N/A	N/A	$[xxx]
Kevin J. Doyle Independent Director	$[xxx]	N/A	N/A	N/A	N/A	N/A	$[xxx]
1	Represents cash compensation provided to our independent directors for the year ended December 31, 2017.
2
As employee directors, Messrs. White, Gaumond, Burns and Thiel do not receive any compensation for their service as directors. The compensation Messrs. White, Gaumond and Burns receive as executive officers of Allianz Life of New York is disclosed in the Summary Compensation Table as set forth herein.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE's principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2017, the directors and executive officers of the Allianz Life of New York held less than 1% of Allianz SE's ordinary shares issued and outstanding.
We are not aware of any arrangements that may at a later date result in a change in control of Allianz Life of New York.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
We are a wholly owned subsidiary of Allianz Life, which is a wholly owned subsidiary of AZOA, which in turn is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
Transactions with affiliates may not be on an arm's-length basis and may present the potential for conflicts.
RISKS ASSOCIATED WITH THE FINANCIAL SERVICES INDUSTRY
There are a number of risks associated with the financial services industry including the insurance industry.
Legal, Regulatory and Tax Risks
We are heavily regulated by the New York Department of Financial Services and other regulators, and changes in existing or new laws and regulations may reduce our profitability and limit our growth.
We are subject to detailed and comprehensive regulation and supervision in New York by the New York Department of Financial Services ("NYDFS") in jurisdictions in which we operate. The NYDFS has broad administrative powers with respect to all aspects of the insurance business and, in particular, monitors the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices. In addition, our insurance operations are subject to insurance laws and regulations, which are generally intended to protect policyholders, not our stockholders or creditors. Changes in existing insurance laws and regulations may materially affect the way in which we conduct our business and the products we offer.
The NYDFS regulates most aspects of our insurance business. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:
•	licensing companies and agents to transact business;
•	calculating the value of assets to determine compliance with statutory requirements;
•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;
•	establishing statutory capital and reserve requirements and solvency standards;
•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;
•	restricting the payment of dividends and other transactions between insurance subsidiaries and affiliates; and
•	regulating the types, amounts, concentrations and valuation of investments.
Our asset management operations are also subject to extensive regulation. These regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory authorities broad regulatory powers. Changes to these laws and regulations may adversely affect our asset management operations. We are also subject to increasing regulation under various laws and regulations governing the solvency of insurers and other financial institutions. We are also increasingly subject to detailed and comprehensive regulations governing such matters as money laundering, "know your customer," prohibited transactions with countries or counterparties subject to sanctions, and bribery and other anti-corruption measures.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly and supervisory authorities around the country are assuming an increasingly active and aggressive role in interpreting and enforcing regulations governing a variety of business practices, such as the escheatment of unclaimed property, in the jurisdictions where we do business. We have been and may become in the future subject to regulatory investigations and/or examinations which, together with civil actions often following these investigations, may affect our image, brand, relations with regulators and/or results of operations. We cannot predict with any certainty the potential effects that any change in applicable laws or regulations, their interpretation or enforcement, or any enactment of new regulation or legislation in the future may have on our business, results of operations and financial condition.
Our products are heavily regulated and must be approved by the individual state regulators where such products are sold. However, our products are only currently offered in New York. The NYDFS and the National Association of Insurance Commissioners ("NAIC") regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, could have a material adverse effect on our financial condition and results of operations. The NAIC continues to change and modernize its financial and solvency requirements and regulations. These changes could have a material adverse effect on our business, results of operations and financial condition.
In December 2014, the NAIC adopted Actuarial Guideline XLVIII ("AG 48") which established a new regulatory requirement applicable to XXX and AXXX reserve financing transactions ceded to reinsurers, including affiliated reinsurers. AG 48 is an important part of the implementation of the XXX and AXXX reinsurance framework the NAIC adopted in June 2014. As adopted, AG 48 limits the type of assets that may be used as collateral to cover the XXX and AG 38 statutory reserves. In January 2016, the NAIC adopted changes to the Credit for Reinsurance Model Law, giving regulators the authority to pass regulations related to captive reserve financing transactions. In December 2016, the NAIC adopted the Term and Universal Life Insurance Reserve Financing Model Regulation ("XXX/AXXX Model Regulation") codifying the regulatory framework set forth in AG 48. Following adoption of the XXX/AXXX Model Regulation, the NAIC adopted further revisions to AG 48 effective January 1, 2017, in order to make it substantively consistent with the XXX/AXXX Model Regulation. Generally, AG 48 will cease to be effective, on a state by state basis, as individual states enact the XXX/AXXX Model Regulation. Additionally, in May 2015, the NAIC adopted proposed revisions to the preamble to the NAIC accreditation standards, which would require states to apply NAIC accreditation standards to captive reinsurers. The revisions would add captive insurance companies that assume XXX or AXXX business, variable annuities, and long-term care insurance. A state will be deemed in compliance as it relates to XXX or AXXX captives if the applicable reinsurance transaction complies with AG 48 or the XXX/AXXX Model Regulation, as applicable. The NAIC adopted further revisions to AG 48 effective January 1, 2017, in order to ensure uniformity of treatment between states, companies, and ceded policies and, to avoid confusion, to make it as substantively identical to the NAIC Term and Universal Life Insurance Reserve Financing Model Regulation as possible.
In June 2013, the NYDFS released a report critical of certain captive reinsurance structures and calling, in part, for other state regulators to adopt a moratorium on approving such structures pending further review by state and federal regulators. Insurance regulators in a few states, including New York and California, have imposed a moratorium on new reinsurance transactions between life insurers domiciled in those states and captive reinsurers. Allianz Life, which owns Allianz Life of New York, has one active Missouri captive reinsurance subsidiary. We cannot predict what actions and regulatory changes will result from the NAIC revisions or the NYDFS report, whether additional state insurance regulators will restrict the use of captive reinsurers or what impact such changes will have on our business, results of operations and financial condition.
In 2015, the NAIC established a variable annuity issues working group to study and address regulatory issues resulting in variable annuity captive reinsurance transactions. The working group developed a draft report that suggests numerous changes to current NAIC rules and regulations that would be designed to decrease incentives for insurers to establish variable annuity captives. This report proposed adoption of changes to current rules and regulations with an initial anticipated effective date in January 2017. However, it is still unclear when such changes might take effect. If adopted, the changes could have a material adverse effect on our business, results of operations and financial condition.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Recently, certain states have adopted new laws and regulations that require life insurers to search for unreported deaths of policyholders. The National Conference of Insurance Legislators ("NCOIL") has adopted the Model Unclaimed Life Insurance Benefits Act (the "Unclaimed Benefits Act") and various states have enacted legislation based on the Unclaimed Benefits Act. The Unclaimed Benefits Act would require the implementation of procedures imposing, among other things, the following requirements: (i) comparison of accounts against a death database such as the Social Security Death Master File; (ii) investigation of any potential database matches to confirm a death; (iii) determination whether benefits are due and an attempt to locate the beneficiaries of any benefits that are due; and (iv) escheatment of the benefit to the state as unclaimed property if no beneficiary can be located.. States in which we conduct business may also consider adopting similar legislation. Further, the Uniform Law Commission released its Revised Uniform Unclaimed Property Act in 2016. Additionally, a NAIC working group is developing a model unclaimed property law. If states make changes to their unclaimed property laws based on these new model act developments, we cannot predict what impact such changes could have on our business, results of operations and financial condition.
A number of state treasury departments and administrators of unclaimed property have audited life insurance companies for compliance with unclaimed property laws. The audits have focused on maturities of policies or contracts, i.e., policies that have exceeded limiting age with respect to death benefits that companies should treat as unclaimed property and escheat to the state. A number of life insurers, including Allianz Life, have entered into resolution agreements with state treasury departments in which the insurers agree to procedures imposing, among other things, the requirements of the Unclaimed Benefits Act discussed above.
Our business is subject to significant litigation risks in the various states in which we operate; changes in existing or new laws and government regulations in these states and/or an adverse outcome in any significant pending or future litigation or regulatory investigation may have an adverse effect on our business, financial condition, results of operations, reputation or image in the marketplace.
We have been involved in various regulatory investigations and examinations and may be involved in more in the future. We may also be named as defendants in individual lawsuits in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. We cannot predict what impact certain lawsuits or regulatory investigations could have on our business, results of operations and financial condition.
Certain of these lawsuits and investigations seek significant or unspecified amounts of damages, including punitive damages, and certain of the regulatory authorities involved in these proceedings have substantial powers over the conduct and operations of our business. Due to the nature of certain of these lawsuits and investigations, we cannot make an estimate of loss or predict with any certainty the potential impact of these suits or investigations on our business, financial condition or results of operations.
Our products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability.
Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators (including NYDFS), state securities administrators, state banking authorities, the SEC, FINRA, the Department of Labor ("DOL") and the IRS.
For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our profitability, business, results of operations and financial condition.
Laws and regulations aimed at bank and financial institutions, including the Dodd-Frank Act, could have an adverse impact on our business, financial condition and results of operations.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes a Federal Insurance Office ("FIO") within the U.S. Treasury Department. The FIO has authority that extends to a wide variety of lines of insurance, including life insurance and annuities. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the Financial Stability Oversight Council the designation of any insurer and its affiliates as a non-bank systemically important financial institution subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements.
Under the so-called Volcker Rule, the Board of Governors of the Federal Reserve System could impose additional capital requirements and quantitative limits on certain trading and investment activities of a non-bank systemically important financial institution.
Nonbank financial companies such as Allianz Life and Allianz Life of New York that are not affiliates with an insured depository institution or otherwise brought within the definition of "banking entity" generally will not be subject to the Volcker Rule's prohibitions. However, the prohibitions of the Volcker Rule could impact financial markets generally, for example, through reduced liquidity in certain markets or the exiting of positions by banking entities as the end of the conformance period approaches.
Non-bank systemically important financial institutions and certain other large financial companies can be assessed under Dodd-Frank for any uncovered costs arising in connection with the resolution of a systemically important financial company and to cover the expenses of the Office of Financial Research, an agency established by Dodd-Frank to improve the quality of financial data available to policymakers and facilitate more robust and sophisticated analysis of the financial system. To date, Allianz Life has not been designated a non-bank systemically important financial institution.
On December 12, 2013, the FIO released a study required by Title V of the Dodd-Frank Act entitled "How to Modernize and Improve the System of Insurance Regulation in the United States" (the "Report"). While the Report reflects extensive study and analysis of the broader issue of the appropriate regulatory framework for insurance, it also reviews some narrower regulatory issues that are current topics of discussion. The Report does not recommend direct federal regulation of insurance, but does recommend significantly greater federal involvement in a number of areas. Some of the recommendations outlined in the Report have been implemented. President Obama has signed the National Association of Registered Agents and Brokers Reform Act into law in January 2015, which simplifies the agent and broker licensing process across state lines. The FIO has also engaged with the supervisory colleges to monitor financial stability and identify regulatory gaps for large national and internationally active insurers. We cannot predict what impact these or any other recommendations that stem from the Report could have on our business, results of operations and financial condition.
In addition, the Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide) will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940. Although the full impact of such a provision can only be measured when the implementing regulations are adopted, the intent of this provision is to authorize the SEC to impose on broker-dealers fiduciary duties to their customers, similar to the duties applicable to investment advisers under existing law. FINRA has also issued a report addressing how its member firms might identify and address conflicts of interest, including those related to the introduction of new products and services and the compensation of associated persons. We cannot predict what impact these regulatory initiatives could have on our business, results of operations and financial condition.
The sales of insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products face heightened regulatory scrutiny and/or increased regulation that causes them to de-emphasize sales of the types of products issued by our insurance companies.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the Financial Stability Board ("FSB") published its initial list of nine global systematically important insurers ("G-SIIs"), which includes Allianz SE, our ultimate parent company, based on the assessment methodology of the International Association of Insurance Supervisors (IAIS). In addition to imposition of basic capital requirements (BCR), the IAIS framework of policy measures calls for additional capital requirements (called higher loss absorbency, or HLA) for G-SIIs which engage in activities deemed to be systemically risky. Beginning in 2015, G-SIIs starting reporting BCR on a confidential basis to group-wide supervisors, subject to access by the IAIS. Beginning in 2016, G-SIIs started reporting HLA on the same basis. BCR will continue to be revised by the IAIS, and a final capital framework for G-SIIs is anticipated by 2019. HLA requirements are to be applied in 2019 to companies designated as G-SIIs in 2017. In addition, the IAIS is developing a risk-based global insurance company standard, and released a revised public consultation document on the standard in 2016. The standard will apply to all internationally active insurance groups, including G-SIIs, with final implementation to begin in 2019 following a confidential reporting period to begin in 2017. These IAIS policy measures would need to be implemented by legislation or regulation in each applicable jurisdiction, and the precise implications of being designated a G-SII are not yet clear;. However, they could have far-reaching regulatory and competitive implications for Allianz SE and adversely impact its capital requirements, profitability, ability to provide capital/financial support for its affiliates, ability to grow through future acquisitions, ability to conduct its business and overall competitive position compared to insurance groups that are not designated G-SIIs. The IAIS has also released an updated report on systemic risks related to insurance product features. Developments related to IAIS activity could affect the way we conduct our business (including, for example, which products we offer) and manage our capital, and could require us to satisfy increased capital requirements, which could materially affect our business, results of operations and financial condition.
Additionally, Dodd-Frank created the Consumer Financial Protection Bureau ("CFPB"), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment and other consumer financial products and services other than what is already regulated by the SEC or the U.S. Commodity Futures Trading Commission. The CFPB has issued a rule to bring under its supervisory authority certain non-banks whose activities or products it determines pose risks to consumers. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. We are unable to predict the impact of these activities.
On April 6, 2016, the DOL issued a final rule that significantly expands the definition of "investment advice" and increases the circumstances in which companies and broker-dealers, insurance agencies and other financial institutions that sell our products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 ("ERISA") or individual retirement accounts ("IRAs"). It is not yet certain how, if at all, the implementation of this rule will change our business, results of operations or financial condition. The DOL also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. In 2016, the DOL extended the applicability date of the final rule until April 2017, with an additional transition period for the prohibited transaction exemption amendments until January 2018. On April 7, 2017, the DOL formally issued a rule delaying the final rule's applicability for an additional 60 days. This delay was issued to give the DOL time to conduct a review of the final rule as directed by an executive memorandum issued by the President of the United States on February 3, 2017. While the applicability date of the rule is now June 9, 2017, the executive memorandum, or other executive or legislative actions could result in the final rule being further delayed, revised, or repealed. If the final rule does become applicable, it may be necessary for us to change sales representative and/or broker compensation, limit the assistance or advice provided to owners of our annuities, or otherwise change the manner of design and sales support of the annuities at that time. These changes could have an adverse impact on the level and type of services provided and compliance with the rule could also increase our overall operational costs for providing some of the services currently provided. Further, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of DOL enforcement actions, and an increased risk of litigation, including class-actions.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Changes in tax laws and regulations, including elimination of tax benefits for our products, may adversely affect sales of our insurance and investment advisory products, and also impact our deferred tax assets.
Changes to tax laws may affect the attractiveness of certain of our products, which currently have beneficial tax treatment. From time to time, governments have considered or implemented proposals for changes in tax law that could adversely affect our products. These proposals have included proposals to levy taxes on the undistributed increase in value of life insurance policies or annuities or similar proposals that affect the tax-favored status of life insurance products and annuities in certain jurisdictions as well as other changes that could adversely affect the attractiveness of our products. The enactment of these or other similar types of legislation in the various countries where we operate, including proposals in the U.S. to create or favor alternative tax-favored long-term savings vehicles, could result in a significant decrease in sales of our currently tax-favored products.
In addition, changes in tax laws or regulations or an operating performance below currently anticipated levels may lead to a significant impairment of deferred tax assets, in which case we could be obligated to write off certain tax assets. Tax assets may also need to be written down if certain assumptions of profitability prove to be incorrect, as losses incurred for longer than expected will make it more unlikely that we would be able to use our tax assets. We cannot predict what impact any such development could have on our business, results of operations and financial condition.
Capital, Credit and Investment Risks
The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the NYDFS and the NAIC. The NYDFS has established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and market risks including equity and interest rate risks associated with variable annuities, fixed annuities, life insurance and other insurance businesses. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. If the NYDFS were to take more stringent positions than other state insurance regulators on matters affecting, among other things, statutory capital and/or reserves, the effect of these more stringent positions may be that our financial condition appears to be worse than competitors who are not subject to the same stringent standards, which could have a material adverse impact on our competitiveness, results of operations and/or financial condition. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business and results of operations or financial condition.
Changes in statutory reserve or other requirements and/or the impact of adverse market conditions could result in changes to our product offerings that could negatively impact our business.
Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing, and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances could cause modifications and/or the cessation of sales of certain products in the future. Modifications to products that we have made (or make in the future) may result in certain of our products being less attractive and/or competitive. This may adversely impact sales, which could negatively impact our ability to retain our sales personnel and maintain our distribution relationships. This, in turn, may negatively impact our business and our results of operations and financial condition.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Our reserves could be inadequate due to differences between our actual experience and management's estimates and assumptions.
We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment, and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that have resulted in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs ("DAC"), which could adversely impact our earnings and/or capital.
Our investments are subject to several market risks, including interest rate risk, market price fluctuation risk and counterparty credit risk. These factors may have a material effect on the fair values of our investments.
The fair values of our investments are subject to market risks, including credit risk, interest rate risk and equity price risk.
Credit Risk. Counterparty credit risk is defined as the risk that a third party in a transaction will default on its commitments. Investment portfolios held by our insurance operations (excluding assets backing unit-linked products where the financial risk is borne by policyholders) could give rise to counterparty credit risk through the bonds and derivative products held within them. Credit risk diversification and analysis policies, particularly using credit ratings, are implemented by our investment group and monitored by our risk management group, but these policies may be inadequate or ineffective in protecting us against credit risk.
Interest Rate Risk. The fair values of our fixed maturity investments will fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases in fair values of those instruments.
Equity Price Risk. The carrying values of investments subject to equity price risk are, in almost all instances, based on quoted market prices as of the balance sheet dates. Market prices are subject to fluctuation and, consequently, the amount realized in the subsequent sale of an investment may differ significantly from the reported market value. Fluctuation in the market price of a security may result from, among other things, perceived changes in the underlying economic characteristics of the investee, the relative price of comparable investments and general market conditions.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Losses due to defaults by financial institution counterparties and other third parties and affiliates, impairment of our investment assets and unrealized losses all could negatively affect the value of our investments and reduce our profitability.
Third parties and affiliates that owe us money, securities or other assets may not perform under their obligations. These parties include issuers whose securities we may hold in our investment portfolios (including mortgage-backed, asset-backed and other types of securities), borrowers under mortgages and other loans that we may hold or extend, customers, trading counterparties, counterparties under swap and other derivative contracts, other counterparties (including brokers and dealers, commercial and investment banks), other investment funds, clearing agents, exchanges, clearing houses and other financial institutions. Many of our transactions with these third parties and affiliates expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to cover the full amount of the loan, derivative or other secured obligation. Also, defaults by parties with which we have no direct contractual relation, such as a default by a credit insurer that has insured bonds, structured finance products or other securities we may hold in our investment portfolios, may adversely impact the value of those securities and potentially adversely affect the financial markets more generally. These parties may default on their obligations due to bankruptcy, lack of liquidity, downturns in the economy or real estate market, operational failure or other reasons. Negative trends and investment climates in our major markets may result in an increase in investment impairments on our investment assets. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations. The default of a major market participant could disrupt the securities markets or clearance and settlement systems in our major markets, which could in turn cause market declines or volatility. A failure of a major market participant could also cause some clearance and settlement systems to assess members of that system or could lead to a chain of defaults that could adversely affect us.
Some of our investments are relatively illiquid. If we are forced to liquidate these investments, we may be unable to sell them at prices that reflect fair value.
We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.
Our performance is currently based solely on the success or failure of variable annuity and variable and index-linked annuity products which are the only products we sell in New York. If we are unsuccessful in selling these products, or these products do not perform as anticipated, our financial condition and results of operations will be adversely affected.
Because we currently only offer a single type of product in New York, our type of business is not diversified, and we rely exclusively on sales of this product in order to be successful.
In addition, we compete with other insurance companies that offer a wider range of products in New York which may make it more difficult for us to succeed. If we are unsuccessful in selling our variable annuity and variable and index-linked annuity products in New York, our financial condition and results of operations will be materially and adversely affected.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Interest rate and credit spread volatility may adversely affect our profitability.
Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates.
During periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, and a higher percentage of insurance policies remaining in force from year-to-year, creating asset-liability duration mismatches. During a low interest rate period, our investment earnings may be lower because the interest earnings on our fixed income investments will likely have declined in parallel with market interest rates, which would also cause unrealized gains on our assets recorded at fair value under GAAP. In addition, mortgages and fixed maturity securities in our investment portfolios will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Consequently, we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates credited to policyholders and returns on our investment portfolios.
Conversely, in periods of increasing interest rates, surrenders of life insurance policies and fixed annuity contracts may increase as policyholders choose to forgo insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed maturity investments at a time when market prices for those assets are depressed because of increases in interest rates. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and may decrease our net income. Premature withdrawals may also cause us to accelerate amortization of DAC, which would also reduce our net income.
Our mitigation efforts with respect to interest rate risk are primarily focused towards maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may be inaccurate and we may be forced to liquidate investments prior to maturity at a loss in order to cover the liability. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to fully mitigate the interest rate risk of our assets relative to our liabilities.
Our exposure to credit spreads primarily relates to market variability associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the investment portfolio. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities. Ongoing volatility in interest rates and credit spreads, individually or in tandem with other factors such as lack of pricing transparency, market illiquidity and declines in equity prices could have a material adverse effect on our results of operations, financial condition or cash flows through realized losses, impairments, and changes in unrealized loss positions.
Recent periods have been characterized by low interest rates, and the Federal Reserve Board has committed to keeping interest rates low until there is substantial improvement in the labor market. Although the Federal Reserve recently moved to increase short-term interest rates, medium and long-term interest rates have remained at low levels. A prolonged period during which interest rates remain at levels lower than those anticipated may result in (1) greater costs associated with certain of our product features that guarantee death benefits or income streams for stated periods or for life, (2) higher costs for derivative instruments used to hedge certain of our product risks or (3) shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Reinsurance may not be available, affordable or adequate to protect us against losses.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance, may not be able to obtain sufficient reinsurance on acceptable terms or may not be able to obtain reinsurance coverage, which could adversely affect our ability to write future business, offer new products or enter new markets, or result in the assumption of more risk with respect to those policies we issue.
Our business is subject to fluctuations in financial markets and our hedging programs may be inadequate to protect us.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets, including certain types of interest sensitive or variable products such as guaranteed annuities or variable annuities, which have crediting or other guaranteed rates or guaranteed minimum benefits not necessarily related to prevailing market interest rates or investment returns on underlying assets. Although we use hedging techniques to manage our exposure under certain of these guarantees, increased volatility in the financial markets, combined with unanticipated policyholder behavior, may increase the cost of these hedges and/or negatively affect our ability to hedge certain of these risks, which may adversely affect our profitability. Our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our business, results of operations and financial condition.
Poor investment performance in our variable products could adversely affect our financial condition and results of operations.
Poor investment performance could result in a reduction in fee income received from our variable annuity products since these products generate fees primarily related to the value of our assets under management. Poor performance also could impair our prospects for growth, because our ability to attract funds from existing and new clients might diminish and existing clients might withdraw assets from our variable products in favor of better performing products of other companies, which would result in lower revenues.
The determination of the amount of allowances and impairments taken on our investments requires use of significant management judgment in certain cases, particularly for debt instruments, and could materially impact our results of operations or financial position.
The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with each asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. In considering impairments, management considers a wide range of factors and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and the prospects for near-term recovery. For certain asset classes, particularly debt instruments, management's evaluation involves a variety of assumptions and estimates about the operations of the issuer and its future earnings potential. Management updates its evaluations regularly and reflects changes in allowances and impairments as such evaluations are revised. There can be no assurance, however, that management has accurately assessed the level of impairments taken and allowances reflected in our financial statements, and any additional impairments and/or allowances may have a material adverse effect on our business, results of operations and financial condition.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

A downgrade or potential downgrade in our financial strength ratings could result in a loss of business.
Claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet contract holder and policyholder obligations, are important to maintaining public confidence in our Company and our products, and the ability to market our products and our competitive position. A downgrade in our financial strength ratings, or the announced potential for a downgrade, could have an adverse effect on our financial condition, results of operations and cash flows in several ways, including:
•	reducing new sales of insurance products, annuities and other investment products;
•	increasing our cost of capital or limiting our access to sources of capital;
•	adversely affecting our relationships with our field marketing organizations, agents and other sales specialists;
•	materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders;
•	requiring us to reduce prices or increase crediting rates for many of our products and services to remain competitive; and
•	adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.
The impairment or negative performance of other financial institutions could adversely affect our business.
We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including broker-dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. The operations of U.S. and global financial services institutions are interconnected, and a decline in the financial condition of one or more financial services institutions, or the perceived lack of creditworthiness of such financial institutions, may expose us to credit losses or defaults, limit access to liquidity or otherwise disrupt the operations of our business. While we regularly assess our exposure to different industries and counterparties, the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known.
Many transactions with and investments in the products and securities of other financial institutions expose us to credit risk in the event of default of our counterparty. With respect to secured transactions, our credit risk may be exacerbated when the collateral we hold cannot be realized upon or is liquidated at prices insufficient to recover the full amount of the loan or derivative exposure. We also have exposure to financial institutions in the form of unsecured debt instruments, derivative transactions, repurchase and underwriting arrangements and equity investments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely impact our business, results of operations and financial condition.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact business or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade or other adverse impact to the reputation of other financial institutions.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Business and Operational Risks
Difficult conditions in the global capital markets and the economy could materially adversely affect our business, results of operations and financial condition.
Our business, results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. We have been affected by the financial crisis and its aftermath since 2008. While financial markets generally stabilized and performed well since the financial crisis, a wide variety of factors continue to negatively impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of the economic recovery, the U.S. Federal Reserve's tapering of its bond buying program, the level of U.S. national debt, the European sovereign debt crisis, unemployment, the availability and cost of credit and hedging instruments, the U.S. housing market, oil and commodity prices, inflation levels, and geopolitical issues. Additionally, the U.S. Federal Reserve, through the Federal Open Market Committee, has begun to slowly raise interest rates. Given our interest rate and equity market exposure, these events have had and may in the future have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.
Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, the levels of surrenders and withdrawals of our annuity contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition.
We use numerous assumptions to determine the appropriate level of insurance reserves and DAC and to calculate certain widely used industry measures of value, which involve a significant degree of management judgment and predictions about the future that are inherently uncertain; if these assumptions are not correct, it may have an adverse impact on our results of operations and/or performance indicators.
The establishment of insurance reserves, including the impact of minimum guarantees which are contained within certain of our variable annuity products, the adequacy test performed on the reserves for life and annuity policies and the establishment of DAC, are inherently uncertain processes involving assumptions about factors such as policyholder behavior (e.g., lapses, persistency and mortality), court decisions, changes in laws and regulations, social, economic and demographic trends, inflation, investment returns and other factors, and, in the life insurance and annuity business, assumptions concerning mortality and morbidity trends. The use of different assumptions about these factors could have a material effect on our reserves and underwriting expenses as well as on our DAC. In addition, insurance reserves for minimum guarantees contained within certain of our variable annuity products may be significantly impacted by the state of the financial markets and significant declines could have a material adverse effect on our business, results of operations and financial condition.
We face competition from other insurance companies, banks and other financial institutions, which may adversely impact our market share and profitability.
There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide, including insurance, annuity and other investment products and services. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. In addition, this competition may adversely impact our market share and profitability.
Our ability to compete is dependent on numerous factors, including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our ability to explain complicated products and features to our distribution channels and customers; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; and (with respect to variable insurance and annuity products, mutual funds and other investment products) our investment options, flexibility and investment management performance.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of our business.
The insurance industry distributes many of its products through other financial institutions such as banks, broker-dealers and field marketing organizations. Over the last several years, there has been substantial consolidation of these financial institutions, particularly between and among banks and other financial services companies. An increase in consolidation activity with banks and other financial services companies affecting insurance distributors may create firms with even stronger competitive positions and negatively impact the industry's sales. Such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.
Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may incur losses from time to time due to these types or risks.
The failure to maintain and modernize our information systems could adversely affect our business.
Our business depends significantly on effective information systems, and we have different information systems for our various lines of business. We must commit significant resources to maintain and enhance our existing information systems, and develop new ones in order to keep pace with the evolving information technology, industry and regulatory standards and customer preferences. If we do not maintain adequate information systems, we may not be able to gather and rely on adequate information to base our pricing, underwriting and reserving decisions. We may also have difficulties in attracting new customers and preserving our existing customer base. In addition, underperforming information systems could cause us to become subject to a higher number of customer, provider and agent disputes, may increase our litigation and regulatory exposure and may make us incur higher administrative expenses, including remediation costs.
We may not be able to protect our intellectual property and may be subject to infringement claims by a third party.
We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.
Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, results of operations and financial condition.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Changes in and the adoption of accounting standards could have a material impact on our financial statements.
We prepare our financial statements in accordance with U.S. GAAP. From time to time, the Financial Accounting Standards Board ("FASB"), the SEC, and other regulators change the financial accounting and reporting standards governing the preparation of our financial statements. In some cases, we could be required to apply a new or revised standard retrospectively, resulting in the restating of prior period financial statements. The FASB and International Accounting Standards Board ("IASB") have ongoing projects to revise accounting standards for insurance contracts. The FASB has focused on disclosures for short-duration insurance contracts and on targeted improvements to accounting measurements and disclosures for long-duration insurance contracts. The IASB continues to contemplate significant changes to accounting measurements for both short and long duration insurance contracts. While the final resolution of changes to U.S. GAAP and International Financial Reporting Standards pursuant to these projects remains unclear, changes to the manner in which we account for insurance products could have a significant impact on our future financial reports, business, results of operations and financial condition. Further, the adoption of a new insurance contracts standard as well as other future accounting standards could have a material effect on our business, results of operations and financial condition.
Our risk management policies and procedures may not be fully effective in identifying or mitigating our risk exposure in all market environments or against all types of risk, including employee misconduct.
We have devoted significant resources to develop our risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Moreover, we are subject to the risks of errors and misconduct by our employees, such as fraud, non-compliance with policies, recommending transactions that are not suitable, and improperly using or disclosing confidential information. These risks are difficult to detect in advance and deter, and could harm our business, results of operations and financial condition.
We are also subject to the risk of nonperformance or inadequate performance of contractual obligations by third-party vendors of products and services that are used in our business as well as misconduct by our employees. Past or future misconduct by our employees or employees of our vendors could result in violations of law by us, regulatory sanctions and/or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. Policies and procedures designed to mitigate operational, legal and regulatory risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Insurance and other traditional risk-shifting tools may be held by or available to us in order to manage certain exposures, but they are subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. We also review our compensation policies and practices as part of our overall risk management program, but it is possible that our compensation policies and practices could inadvertently incentivize excessive or inappropriate risk taking. If our associates take excessive or inappropriate risks, those risks could harm our reputation and have a material adverse effect on our business, results of operations and financial condition.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business is reliant upon technology systems and networks, including systems and networks managed by third parties to process, transmit and store information and to conduct business activities and transactions with clients, distributors, vendors and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients' personal information. To date, we have not experienced any material breaches of or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business, results of operations and financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. In particular, NYDFS implemented heightened cybersecurity regulations in March, 2017. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain. Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients' personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business, financial condition, or results of operations. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.
The failure to protect our clients' confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations. For example, certain of the activities conducted by our businesses are subject to the privacy regulations of the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company's image and, therefore, result in lower sales or lapses of existing business.
We face intense competition in attracting and retaining key talent.
Our continued success depends to a substantial degree on our ability to attract and retain qualified people. The market for qualified talent is extremely competitive, and we may not be able to attract and retain the employees we need to sustain and grow our business and operations. If we are unable to attract and retain qualified individuals or our recruiting and retention costs increase significantly, our financial condition and results of operations could be materially adversely impacted.
Third-party defaults, bankruptcy filings, legal actions and other events may limit the value of or restrict our access to cash and investments.
Capital and credit market volatility can exacerbate, and has exacerbated, the risk of third-party defaults, bankruptcy filings, foreclosures, legal actions and other events that may limit the value of or restrict our access to cash and investments.
We may have contingent liabilities from discontinued, divested and run-off businesses and may incur other off-balance sheet liabilities that could result in charges to the income statement.
We may, from time to time, retain insurance obligations and other contingent liabilities in connection with our liquidation or run-off of various businesses. Our reserves for these types of obligations and liabilities may be inadequate, which could cause us to take additional charges that could be material to our results of operations. We may also, from time to time and in the course of our business, provide guarantees and enter into derivative and other types of off-balance sheet transactions that could result in income statement charges.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution, these events could harm our business.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
We rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Failures elsewhere in the insurance industry could obligate us to pay assessments through guaranty associations.
When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The total amount of the assessment is typically based on the number of insured residents in each state, and each company's portion is based on its proportionate share of premium volume in the relevant lines of business. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency. In addition, certain states allow us to offset future assessments with premium tax offsets which are estimated and recorded as a corresponding asset. Existing liabilities may not be sufficient to fund the ultimate obligations of a historical insolvency, and we may be required to increase our liability, which could have an adverse effect on our results of operations. In addition, future premium tax offsets may not be realized and we may be required to decrease our assets, which could also have an adverse effect on our business, results of operations and financial condition.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our financial condition and results of operations.
The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, pandemics, industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our financial condition or results of operations particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.

15.	FINANCIAL STATEMENTS

The financial statements of Allianz Life of NY Variable Account C as of and for the year or period ended December 31, 2016 (including the statements of changes in net assets for each of the years or periods in the two year period then ended and the financial highlights for each of the periods presented), are included in Part C of the Registration Statement filed with the SEC on Form N-4 in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The financial statements and supplemental schedules of Allianz Life Insurance Company of New York as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, are included in Appendix E of this prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

16.	PRIVACY NOTICE

Allianz Life Insurance Company of New York
Home Office: New York, NY
Administrative Office
5701 Golden Hills Drive
Minneapolis, MN 55416-1297
800.950.5872
https://www.allianzlife.com/new-york
Your privacy is a high priority for Allianz Life Insurance Company of New York (Allianz Life® of NY). This Privacy Notice outlines our principles for collecting, using and protecting information that we maintain about you. This Privacy Notice is also displayed on our website at www.allianzlife.com/new-york.
Information about you that Allianz Life of NY collects
We collect information about you so that we can process the insurance transactions you request and administer or service your policy. We also collect information to inform you of new products and services and to engage in studies or research relating to our business. We limit the information collected to what is needed for our business purposes. We may collect your information from the following sources.
●
From you, either directly or through our financial professionals. This may include information provided on your insurance application or other forms you may complete. The information we collect includes, but is not limited to, your name, social security number, address, telephone number and e-mail address.

●	From others, through the process of issuing a policy or handling a claim. This may include information from consumer reporting agencies and medical or accident reports.
●	From your doctor or during a home visit by a health care professional. This may include your health records gathered with your written consent.
●	From your relationship with us. For example, this may include the number of years you have been a customer or the types of products you have purchased.
●	From data brokers that collect publicly available information about you. This includes household information, financial transactions, and social media activity.
Information about you that Allianz Life of NY shares
We do not share information about current or former customers with anyone, except as allowed by law. "Allowed by law" means that we may share the information we collect about you as follows.
●	With people and entities when we have your consent to share your information.
●	With our affiliates and other third parties in order to process your application, or administer or service your policy.
●	With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to decide eligibility for a policy or to process transactions you request.
●	With our financial professionals so that they can service your policy. They may also inform you of other Allianz Life of NY products and services that may be of interest to you.
●	With health care providers in order to process your claim.
●
As required or otherwise permitted by law. This may include sharing information with state insurance agencies, law enforcement, and other government officials. We may also share your information to respond to subpoenas, court orders and other legal requests.

●	With research groups to conduct studies on our business to improve the products and services we offer.
●	To inform you of products and services that may be of interest to you. These communications may be made by us, our financial professionals, or through third parties.
●	With our affiliates so they can market their products and services to you. State insurance laws do not allow you to restrict this disclosure.
Allianz Life of NY does not sell your information to anyone
We do not sell your information to anyone for their own marketing purposes. For this reason, we are not required to obtain your "opt in election," "opt out election" or authorization.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

Allianz Life of NY policies and practices regarding security of your information
We limit access to your information to those employees, affiliates, and service providers who need it for our business purposes. We protect your information using safeguards that comply with applicable federal and state law. This includes measures that are administrative, physical, and technical in nature. We use reasonable measures to secure our websites and protect the information that may be shared over these sites.
Your ability to access and correct your information
You have the right to access and obtain a copy of your information. You may write to us and ask for a record of any disclosure of your medical information made within the last three (3) years. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. If you wish to review your information, please write us at the address above. Provide your full name, address and policy number(s). For your protection, please have your request notarized.
Within 30 working days of our receipt of your written request, you may see and get a copy of your information in person. If you prefer, we will send you a copy of your information. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.
If you believe any of your information is incorrect, you may write to us at the address above. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you obtained from a consumer reporting agency or a Department of Motor Vehicles. We will provide you with the names and addresses of these agencies so you can contact them directly.
Notification of change
Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to implementing any changes.
For more information or if you have questions
If you have any questions or concerns about our privacy practices, please call the Corporate Compliance Privacy Office at 800.328.5600, write us at the address above, or contact us via the secured website.
M40018-NY (R-09/2017)

17.	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION (SAI)

Allianz Life as Custodian…………………………	2	Annuity Purchases by Nonresident Aliens and
Legal Opinions………………………………..…..	2	Foreign Corporations…………………………………….	9
Distributor………………………………………….	2	Income Tax Withholding…………………….………………..	9
Administrative Service Fees…………………….	2	Multiple Contracts…………………………………………….	9
Federal Tax Status…………………………..….…	3	Partial 1035 Exchanges………………………………………	10
Annuity Contracts in General……………….…	3	Assignments, Pledges and Gratuitous Transfers………….	10
Taxation of Annuities in General………………	3	Death Benefits…………………………………………………	10
Qualified Contracts……………………..………	4	Spousal Continuation and the Federal Defense of
Purchasing a Qualified Contract………………	5	Marriage Act (DOMA)……………………………………	10
Distributions-Qualified Contracts………………	6	Federal Estate Taxes…………………………………………	10
Distributions-Non-Qualified Contracts……..…	7	Generation-Skipping Transfer Tax………………………….	11
Required Distributions………………………..…	8	Foreign Tax Credits…………………………………………..	11
Diversification…………………………………….	8	Possible Tax Law Changes………………………………….	11
Owner Control……………………………….….	9	Annuity Payments……………………………………………..	11
Contracts Owned by Non-Individuals…………	9	Annuity Payment Options……………………………………	11
		Appendix – Death of the Owner and/or Annuitant………	12

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

APPENDIX A – AVAILABLE INDICES

STANDARD & POOR'S 500 INDEX
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("S&P"). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of New York ("Allianz Life® of NY"). The S&P 500® Index ("the Index") is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz Life® of NY.
Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz Life of NY products or any member of the public regarding the advisability of investments generally or in Allianz Life of NY products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices' only relationship to Allianz Life of NY with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz Life of NY or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz Life of NY or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz Life of NY, but which may be similar to and competitive with Allianz Life of NY products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ LIFE OF NY, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ LIFE OF NY OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix A

RUSSELL 2000® INDEX
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.
The Russell 2000® Index (the "Index") is a trademark of Frank Russell Company ("Russell") and has been licensed for use by Allianz Life Insurance Company of New York ("Allianz Life® of NY"). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies ("LSEG") (together the "Licensor Parties") and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz Life of NY product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
NASDAQ-100® INDEX
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of New York ("Licensee") is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix A

EURO STOXX 50®
The EURO STOXX 50®, Europe's leading Blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of New York ("Allianz Life® of NY"), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz Life of NY products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz Life of NY products.
•	recommend that any person invest in Allianz Life of NY products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz Life of NY products.
•	have any responsibility or liability for the administration, management or marketing of Allianz Life of NY products.
•	consider the needs of Allianz Life of NY products or the owners of Allianz Life of NY products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz Life of NY products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz Life of NY products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•
The results to be obtained by Allianz Life of NY products, the owner of Allianz Life of NY products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;

•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz Life of NY products generally.
•
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;

•
Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz Life of NY products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing Agreement between Allianz Life of NY and STOXX is solely for their benefit and not for the benefit of the owners of Allianz Life of NY products or any other third parties.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix A

APPENDIX B – DAILY ADJUSTMENT

We designed the Daily Adjustment to provide an Index Option Value on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and losses greater than the Buffer. The application of the Daily Adjustment is based on your agreement to be exposed to these Index Anniversary gains subject to the Cap and losses greater than the Buffer. The Daily Adjustment in essence is a proxy for the performance of the Index Performance Strategy and Index Protection NY Strategy accomplished by investing a portion of the Index Option Value in a set of options and the remaining balance in an interest bearing asset.
The Daily Adjustment has two components, the change in Proxy Value and accumulated proxy interest, both multiplied by the Index Option Base. The change in Proxy Value represents the current market value of the Proxy Investment ("current Proxy Value"), less the cost of the Proxy Investment at the beginning of the Index Year ("beginning Proxy Value"). The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The proxy interest may be significantly different from current interest rates available on interest bearing investments. The change in Proxy Value and the proxy interest estimates the present value of positive or negative Performance Credits on the next Index Anniversary. You should note that even if your selected Index(s) experience positive growth, their Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates.
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = (a) change in Proxy Value plus (b) proxy interest
(a) change in Proxy Value = (current Proxy Value – beginning Proxy Value) x Index Option Base
(b) proxy interest = proxy interest rate x (1 - time remaining) x Index Option Base proxy interest rate = beginning Proxy Value
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year. The time remaining is equal to the number of days remaining in the Index Year divided by 365.
The Proxy Value is calculated differently for the Index Precision Strategy than for the Index Performance Strategy and Index Protection NY Strategy. We designed the Proxy Value to mimic the market value of your allocation to an Index Option. We calculate a Proxy Value for each of these Index Options you select.
For the Index Precision Strategy, the Proxy Value tracks two hypothetical derivatives:
•	an at-the-money binary call; and
•	an out-of-the-money put.
An Index Precision Strategy Index Option Proxy Value = Precision Rate x (at-the-money binary call) – (out-of-the-money put)
We designed the at-the-money binary call option to value the potential for gains equal to the Precision Rate if on the next Index Anniversary the Index Value is greater than or equal to the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), and the out-of-the-money put option to value the potential for Index losses greater than the Buffer for the Index Precision Strategy. It is important to note that the out-of-the-money put option will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary. This is because the risk that the Index Value could be lower on the next Index Anniversary is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the last Index Anniversary.
For the Index Performance Strategy and Index Protection NY Strategy, the Proxy Value tracks three hypothetical derivatives:
•	an at-the-money call;
•	an out-of-the-money call; and
•	an out-of-the-money put.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix B

An Index Performance Strategy or Index Protection NY Strategy Index Option's Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
We designed the at-the-money call option and out-of-the-money call option to value the potential for Index gains up to the Cap, and the out-of-the-money put option to value the potential for Index losses greater than the Buffer for the Index Performance Strategy and Index Protection NY Strategy. Similar to the Index Precision Strategy, it is important to note that the out-of-the-money put option will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary. This is because the risk that the Index Value could be lower on the next Index Anniversary is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the last Index Anniversary.
On the Index Anniversary, the current Proxy Value for an Index Option is equal to its Performance Credit as discussed in section 7, Index Options – Determining the Index Option Values.
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197, or visiting our website at www.allianzlife/newyork.com.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix B

APPENDIX C – WITHDRAWAL CHARGE CALCULATION EXAMPLE FOR CONTRACTS WITHOUT THE INDEX GUARD STRATEGY

Example: You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.
1)	Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2)
Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge. We  deduct this $10,000 from  your Purchase Payments; $3,000 ($30,000 x 10%) from the first Purchase Payment and then $7,000 ($70,000 x 10%) from the second Purchase Payment.

3)
Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is the remaining $27,000, which is subject to a 6.5% withdrawal charge, and you receive $25,245. We determine this amount as follows:

(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
 $27,000 x 0.935 = $25,245.
Next we withdraw from the second Purchase Payment. So far, you received $35,245 ($10,000 under the free withdrawal privilege and $25,245 from the first Purchase Payment), so we withdraw $16,755 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
 $16,755 ÷ 0.92 = $18,212.
4)	Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $55,212 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,212.

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix C

APPENDIX D – BUFFERS AND INITIAL AND RENEWAL CAPS

This information regarding the Buffers and initial Caps is for historical purposes only; it is not a representation as to future Buffers or Caps. Caps may change frequently, and may vary substantially based on market conditions.
NOTE:
●	The Index Protection NY Strategy and EURO STOXX 50® were not available before August 24, 2015.
●	The Index Precision Strategy was not available before May 1, 2018. Therefore, no Caps or Buffers for the Index Precision Strategy are included here.

INDEX PERFORMANCE STRATEGY
For the currently available Indices, the following are the initial Caps (offered to newly issued Contracts) and renewal Caps (offered to inforce Contracts on their first Index Anniversary) from July 1, 2014, the date the Contracts were first issued, through May 1, 2017. During the periods shown below, the Buffer for the Index Performance Strategy with these Indices was 10.00% on all newly issued Contracts.
S&P 500® Index
Index Effective Date	7/1/2014- 8/4/2014	8/5/2014- 9/1/2014	9/2/2014- 10/6/2014	10/7/2014- 11/3/2014	11/4/2014- 12/1/2014	12/2/2014- 1/5/2015	1/6/2015- 2/2/2015	2/3/2015- 3/2/2015
Initial Cap	13.00%	12.75%	12.75%	12.50%	13.50%	12.75%	11.75%	12.00%
1st Anniversary Renewal Cap	10.50%	10.75%	10.50%	13.50%	15.50%	13.50%	12.50%	13.25%
2nd Anniversary Renewal Cap	13.25%	13.00%	11.25%	10.75%	11.00%	11.25%	10.75%	10.25%
3rd Anniversary Renewal Cap	10.25%	10.00%	9.25%	9.75%	9.50%	9.50%	TDB	TDB
Index Effective Date	3/3/2015- 4/6/2015	4/7/2015- 5/4/2015	5/5/2015- 6/1/2015	6/2/2015- 7/6/2015	7/7/2015- 8/3/2015	8/4/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015
Initial Cap	11.75%	11.00%	11.00%	10.75%	10.50%	10.75%	10.50%	13.50%
1st Anniversary Renewal Cap	15.50%	15.50%	13.75%	12.50%	13.25%	13.00%	11.25%	10.75%
2nd Anniversary Renewal Cap	12.00%	12.00%	10.50%	10.25%	10.25%	10.00%	9.25%	9.75%
Index Effective Date	11/03/2015- 11/30/2015	12/01/2015- 1/04/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016
Initial Cap	15.50%	13.50%	12.50%	13.25%	15.50%	15.50%	13.75%	12.50%
1st Anniversary Renewal Cap	11.00%	11.25%	10.75%	10.25%	12.00%	12.00%	10.50%	10.25%
2nd Anniversary Renewal Cap	9.50%	9.50%	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017
Initial Cap	13.25%	13.00%	11.25%	10.75%	11.00%	11.25%	10.75%	10.25%
1st Anniversary Renewal Cap	10.25%	10.00%	9.25%	9.75%	9.50%	9.50%	TDB	TDB
Index Effective Date	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017
Initial Cap	9.75%	10.00%	11.75%	11.50%	11.50%	14.50%	14.50%	10.25%
Index Effective Date	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	11.25%	11.50%	11.50%

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix D

Russell 2000® Index
Index Effective Date	7/1/2014- 8/4/2014	8/5/2014- 9/1/2014	9/2/2014- 10/6/2014	10/7/2014- 11/3/2014	11/4/2014- 12/1/2014	12/2/2014- 1/5/2015	1/6/2015- 2/2/2015	2/3/2015- 3/2/2015
Initial Cap	15.00%	15.00%	15.00%	14.75%	15.75%	15.00%	14.00%	14.25%
1st Anniversary Renewal Cap	14.25%	13.50%	13.75%	16.25%	17.50%	15.50%	15.25%	15.50%
2nd Anniversary Renewal Cap	16.00%	16.50%	14.25%	13.75%	14.25%	14.50%	14.00%	13.50%
3rd Anniversary Renewal Cap	14.25%	14.00%	12.50%	12.50%	12.00%	12.25%	TDB	TDB
Index Effective Date	3/3/2015- 4/6/2015	4/7/2015- 5/4/2015	5/5/2015- 6/1/2015	6/2/2015- 7/6/2015	7/7/2015- 8/3/2015	8/4/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015
Initial Cap	14.25%	13.25%	13.25%	14.50%	14.25%	13.50%	13.75%	16.25%
1st Anniversary Renewal Cap	18.50%	18.50%	16.50%	15.50%	16.00%	16.50%	14.25%	13.75%
2nd Anniversary Renewal Cap	15.75%	16.50%	14.25%	13.25%	14.25%	14.00%	12.50%	12.50%
Index Effective Date	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016
Initial Cap	17.50%	15.50%	15.25%	15.50%	18.50%	18.50%	13.75%	12.50%
1st Anniversary Renewal Cap	14.25%	14.50%	14.00%	13.50%	15.75%	16.50%	14.25%	13.25%
2nd Anniversary Renewal Cap	12.00%	12.25%	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017
Initial Cap	16.00%	16.50%	14.25%	13.75%	14.25%	14.50%	14.00%	13.50%
1st Anniversary Renewal Cap	14.25%	14.00%	12.50%	12.50%	12.00%	12.25%	TDB	TDB
Index Effective Date	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017
Initial Cap	13.50%	14.00%	15.75%	14.75%	15.50%	18.50%	18.50%	13.50%
Index Effective Date	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	14.50%	14.00%	14.50%
Nasdaq 100® Index
Index Effective Date	7/1/2014- 8/4/2014	8/5/2014- 9/1/2014	9/2/2014- 10/6/2014	10/7/2014- 11/3/2014	11/4/2014- 12/1/2014	12/2/2014- 1/5/2015	1/6/2015- 2/2/2015	2/3/2015- 3/2/2015
Initial Cap	12.25%	11.75%	12.25%	12.00%	13.00%	12.25%	11.25%	11.50%
1st Anniversary Renewal Cap	10.00%	10.25%	9.75%	13.75%	15.25%	12.75%	12.00%	13.00%
2nd Anniversary Renewal Cap	12.75%	13.00%	10.25%	11.00%	10.75%	11.00%	10.75%	10.50%
3rd Anniversary Renewal Cap	10.25%	11.00%	10.00%	10.25%	10.25%	10.25%	TDB	TDB
Index Effective Date	3/3/2015- 4/6/2015	4/7/2015- 5/4/2015	5/5/2015- 6/1/2015	6/2/2015- 7/6/2015	7/7/2015- 8/3/2015	8/4/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015
Initial Cap	11.50%	10.75%	10.75%	10.50%	10.00%	10.25%	9.75%	13.75%
1st Anniversary Renewal Cap	15.00%	15.00%	13.25%	12.75%	12.75%	13.00%	11.25%	11.00%
2nd Anniversary Renewal Cap	12.00%	11.75%	10.00%	9.50%	10.25%	11.00%	10.00%	10.25%
Index Effective Date	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016
Initial Cap	15.25%	12.75%	12.00%	13.00%	15.00%	15.00%	13.25%	12.75%
1st Anniversary Renewal Cap	10.75%	11.00%	10.75%	10.50%	12.00%	11.75%	10.00%	9.50%
2nd Anniversary Renewal Cap	10.25%	10.25%	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017
Initial Cap	12.75%	13.00%	11.25%	11.00%	10.75%	11.00%	10.75%	10.50%
1st Anniversary Renewal Cap	10.25%	11.00%	10.00%	10.25%	10.25%	10.25%	TDB	TDB
Index Effective Date	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017
Initial Cap	10.25%	10.00%	11.00%	10.25%	11.00%	14.00%	14.00%	10.75%
Index Effective Date	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	12.25%	11.75%	11.75%

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix D

EURO STOXX 50®
Index Effective Date	8/24/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016
Initial Cap	13.50%	13.75%	16.25%	17.50%	15.50%	15.25%	15.50%	18.50%
1st Anniversary Renewal Cap	16.50%	14.25%	13.75%	14.25%	14.50%	14.00%	13.50%	15.75%
2nd Anniversary Renewal Cap	22.00%	22.25%	23.00%	25.00%	25.00%	TDB	TDB	TDB
Index Effective Date	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016
Initial Cap	18.50%	16.50%	15.50%	16.00%	16.50%	14.25%	13.75%	14.25%
1st Anniversary Renewal Cap	16.50%	14.25%	19.50%	16.75%	22.00%	22.25%	23.00%	25.00%
Index Effective Date	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017
Initial Cap	14.50%	14.00%	13.50%	13.50%	14.00%	15.75%	25.00%	20.00%
1st Anniversary Renewal Cap	25.00%	TDB	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	23.00%	23.00%	25.00%	25.50%	25.00%	25.00%
INDEX PROTECTION NY STRATEGY
For the currently available Indices, the following are the initial Caps (offered to newly issued Contracts) from August 24, 2015, the date the Index Protection NY Strategy was first available, through May 1, 2018. During the periods shown below, the Buffer for the Index Protection NY Strategy with these Indices was 30.00% on all newly issued Contracts.
S&P 500® Index
Index Effective Date	8/24/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016
Initial Cap	4.25%	4.00%	5.50%	5.75%	5.50%	5.00%	5.25%	6.00%
1st Anniversary Renewal Cap	5.50%	4.75%	4.75%	4.75%	4.75%	4.50%	4.50%	4.25%
2nd Anniversary Renewal Cap	4.75%	4.50%	4.75%	4.00%	5.00%	TDB	TDB	TDB
Index Effective Date	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016
Initial Cap	6.00%	5.50%	5.00%	5.50%	5.50%	4.75%	4.75%	4.75%
1st Anniversary Renewal Cap	4.25%	4.75%	4.75%	4.75%	4.75%	4.50%	4.75%	4.00%
Index Effective Date	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017
Initial Cap	4.75%	4.50%	4.50%	4.25%	4.25%	4.75%	4.75%	4.75%
1st Anniversary Renewal Cap	5.00%	TDB	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	5.75%	5.75%	4.50%	4.50%	4.75%	4.75%
Russell 2000® Index
Index Effective Date	8/24/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016
Initial Cap	5.00%	4.75%	6.25%	7.00%	5.75%	5.50%	5.50%	6.50%
1st Anniversary Renewal Cap	6.25%	5.25%	5.25%	5.50%	5.50%	5.25%	5.25%	5.25%
2nd Anniversary Renewal Cap	5.75%	5.25%	5.25%	4.25%	5.50%	TDB	TDB	TDB
Index Effective Date	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016
Initial Cap	6.75%	6.25%	5.75%	6.00%	6.25%	5.25%	5.25%	5.50%
1st Anniversary Renewal Cap	5.50%	5.75%	5.50%	5.75%	5.75%	5.25%	5.25%	4.25%
Index Effective Date	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017
Initial Cap	5.50%	5.25%	5.25%	5.25%	5.50%	5.50%	5.25%	5.50%
1st Anniversary Renewal Cap	5.50%	TDB	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	6.50%	6.50%	5.00%	5.00%	5.25%	5.50%

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix D

Nasdaq 100® Index
Index Effective Date	8/24/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016
Initial Cap	4.00%	3.50%	5.75%	6.00%	4.75%	4.50%	5.00%	5.25%
1st Anniversary Renewal Cap	5.25%	4.75%	4.50%	4.50%	4.75%	4.50%	4.50%	4.25%
2nd Anniversary Renewal Cap	4.75%	4.50%	4.75%	4.00%	5.00%	TDB	TDB	TDB
Index Effective Date	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016
Initial Cap	5.50%	5.50%	5.25%	5.25%	5.25%	4.75%	4.50%	4.50%
1st Anniversary Renewal Cap	4.25%	4.50%	4.50%	4.75%	4.75%	4.50%	4.75%	4.00%
Index Effective Date	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017
Initial Cap	4.75%	4.50%	4.50%	4.25%	4.25%	4.50%	4.25%	4.50%
1st Anniversary Renewal Cap	5.00%	TDB	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	5.50%	5.50%	4.50%	4.50%	4.75%	4.75%
EURO STOXX 50®
Index Effective Date	8/24/2015- 8/31/2015	9/1/2015- 10/5/2015	10/6/2015- 11/2/2015	11/3/2015- 11/30/2015	12/1/2015- 1/4/2016	1/5/2016- 2/1/2016	2/2/2016- 2/29/2016	3/1/2016- 4/4/2016
Initial Cap	5.00%	4.75%	6.25%	6.50%	5.50%	5.25%	5.50%	6.50%
1st Anniversary Renewal Cap	6.25%	5.25%	5.25%	5.50%	5.50%	5.25%	5.25%	5.25%
2nd Anniversary Renewal Cap	6.50%	6.25%	6.50%	5.75%	7.25%	TDB	TDB	TDB
Index Effective Date	4/5/2016- 5/2/2016	5/3/2016- 6/6/2016	6/7/2016- 7/4/2016	7/5/2016- 8/1/2016	8/2/2016- 9/5/2016	9/6/2016- 10/3/2016	10/4/2016- 10/28/2016	11/1/2016- 12/5/2016
Initial Cap	6.75%	6.25%	5.75%	6.00%	6.25%	5.25%	5.25%	5.50%
1st Anniversary Renewal Cap	5.50%	5.75%	6.50%	6.25%	6.50%	6.25%	6.50%	5.75%
Index Effective Date	12/6/2016- 1/2/2017	1/3/2017- 2/6/2017	2/7/2017- 3/6/2017	3/7/2017- 4/3/2017	4/4/2017- 5/1/2017	5/2/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017
Initial Cap	5.50%	5.25%	5.25%	5.25%	5.50%	5.50%	6.25%	6.00%
1st Anniversary Renewal Cap	7.25%	TDB	TDB	TDB	TDB	TDB	TDB	TDB
Index Effective Date	7/17/2017- 7/28/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018
Initial Cap	7.00%	7.00%	6.25%	6.50%	7.00%	7.00%

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix D

APPENDIX E – SELECTED FINANCIAL DATA AND FINANCIAL STATEMENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2017)
The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in "Risk Factors" and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2018 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See "Forward-Looking Statements."
[TO BE UPDATED ON AMENDMENT]
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
The following financial statements and supplemental schedules of Allianz Life Insurance Company of New York as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, are included in this Appendix in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.
[TO BE ADDED ON AMENDMENT]

Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018
Appendix E

FOR SERVICE OR MORE INFORMATION

You can review and copy information about us, the Separate Account, the prospectus and the SAI at the SEC's Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.
The SEC also maintains a website (www.sec.gov). The prospectus, the SAI and other information about the Contract are available on the EDGAR database on the SEC's website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:
Public Reference Section of the Commission
100 F Street, NE
Washington, DC 20549
OUR SERVICE CENTER
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW5990	P.O. Box 561
P.O. Box 1450	Minneapolis, MN 55440-0561
Minneapolis, MN 55485-5990

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW5990	5701 Golden Hills Drive
1801 Parkview Drive	Golden Valley, MN 55416-1297
Shoreview, MN 55126

NOTE: Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com/newyork. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2019, all dealers that effect transactions in these securities may be required to deliver a prospectus.
Allianz Index Advantage® New York Variable Annuity Prospectus – May 1, 2018

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee                                  $ 25,760
--------------
Estimated Printing and Filing Costs:                                                                  $ 30,000
--------------
Estimated Accounting Fees:                                                                              $ 60,000
---------------
Estimated Legal Fees:                                                                                     $ 175,000
---------------
Estimated Miscellaneous Fees:                                                                      $ N/A
---------------

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:

ARTICLE X
INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

To the fullest extent allowed under New York law, the Company shall indemnify officers, directors and employees of the Company. No director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or were acts or omissions (a) which he or she knew or reasonably should have known violated the New York Insurance Law or (b) which violated a specific standard of care imposed on directors directly, and not by reference, by a provision of the New York Insurance Law (or any regulations promulgated thereunder) or (c) which constituted a knowing violation of any other law, or establishes that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) the liability of a director for any act or omission prior to adoption of these Restated Bylaws by the shareholders of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Insurance Company pursuant to the foregoing provisions, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Insurance Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

NOT APPLICABLE.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.
1.
(a) Principal Underwriter Agreement by and between Preferred Life Insurance Company of New York on behalf of Preferred Life Variable Account C and NALAC Financial Plans, Inc. incorporated by reference as exhibit EX-99.B3.a. from Registrant's Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-19699 and 811-05716) electronically filed on May 12, 1997. Preferred Life Insurance Company of New York is the predecessor to Allianz Life Insurance Company of New York. Preferred Life Variable Account C is the predecessor to Allianz Life of NY Variable Account C. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.

          (b) Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of New York and Allianz Life Financial Services,
          LLC, dated June 1, 2010 incorporated by reference as exhibit EX- 99.B3.b. from Registrant's Post-Effective Amendment No. 21 to Form N-4
          (File Nos. 333-143195 and 811-05716) electronically filed on October 21, 2010.

(c) The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the Initial Registration
    Statement to Allianz Life Variable Account B's Form N-4 (File Nos.333-134267 and 811-05618) electronically filed on May 19, 2006. The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.
2.	Not applicable
3.(a)
Articles of Incorporation, as amended and restated March 9, 2011, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.

    (b) Bylaws, as amended and restated March 9, 2011, of Allianz Life Insurance Company of New York, filed on December 19, 2013 as Exhibit 3(b) to
          Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.

4. (a) Deferred Annuity Contract, L40538-NY, as revised 5/16/14, filed on December 8, 2014, as Exhibit 4(a) to Registrant's Post-Effective
          Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.

(b) Contract Schedule Pages, S40877-NY, filed on May 2, 2014 as Exhibit 4(b) to Registrant's Pre-Effective Amendment No. 1 on Form S-1
   (File No. 333-192948), is incorporated by reference. Schedule pages S40875-NY, S40876-NY, as revised 5/9/14, filed on December 8, 2014, as
    Exhibit 4(b) to Registrant's Post-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.

(c) Application for Individual Annuity Contract, F40538-NY, as revised 5/2014, filed on December 8, 2014, as Exhibit 4(c) to Registrant's
   Post-Effective Amendment No. 1 on Form S-1, is incorporated by reference.
   Application for Ind. Var. Annuity Contract – F40538-02-NY (5/2015), filed on April 20, 2015, as Exhibit 4(c) to Registrant's Post-Effective
   Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

(d) Index Performance Strategy Rider, S40878-NY, filed on May 2, 2014 as Exhibit 4(d) to Registrant's Pre- Effective Amendment No. 1 on
          Form S-1 (File No. 333-192948), is incorporated by reference.
(e)	Traditional Death Benefit Rider, S40880-NY, filed on May 2, 2014 as Exhibit 4(e) to Registrant's Pre- Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.
(f)
Allocation Options Schedule page S40876-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(f) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

(g)
Variable and Index-Linked Annuity Contract L40538-NY01 (5/2015), filed on April 20, 2015, as Exhibit 4(g) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-192948), is incorporated by reference.

5. Opinion re Legality - not applicable
8.	Opinion re Tax Matters - not applicable
9.	Not applicable

10.	Material Contracts - not applicable
11.	Not applicable
12.	Not applicable
15.	Not applicable
16.	Not applicable
21.    Not applicable.
23.	(a)** Consent of Independent Registered Public Accounting Firm – KPMG LLP, to be filed by amendment
(b)** Consent of Counsel, to be filed by amendment.
24.
(a) Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on December 19, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1 (File No. 333-192948), is incorporated by reference.

(b)
Board Resolution, effective March 6, 2014, of the Board of Directors of Allianz Life Insurance Company of New York, filed on May 2, 2014 as Exhibit 24(d) to Registrant's Pre-Effective Amendment No. 1 on Form S-1 (File No. 333-192948), is incorporated by reference.

(c)	Power of Attorney, incorporated by reference as Exhibit 24(c) to Registrant's initial registration on form S-1 (File No. 333-217304), electronically filed on April 14, 2017.
25.	Not applicable
26.	Not applicable
  99. (a) Appendix A Exhibit – Daily Adjustment Calculation, filed on December 20, 2016, as Exhibit 99(a) to Registrant's Post-Effective Amendment No. 1 on Form S-1 (File No. 333-210671), is incorporated by reference.

101.INS** XBRL Instance Document, to be filed by amendment.
101.SCH** XBRL Taxonomy Extension Schema Document, to be filed by amendment.
101.CAL** XBRL Taxonomy Extension Calculation Linkbase, to be filed by amendment.
101.DEF** XBRL Taxonomy Extension Definition Linkbase, to be filed by amendment.
101.LAB** XBRL Taxonomy Extension Labels Linkbase, filed to be filed by mendment.
101.PRE** XBRL Taxonomy Extension Presentation Linkbase, to be filed by amendment.
  * Filed herewith
** To be filed by amendment

         (b)  Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of New York are included in Part I of this registration statement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Insurance Company pursuant to the foregoing provisions, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Insurance Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 20th day of December, 2017.
                                                                                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
                                                                                   By: /S/ Walter R. White*
Walter R. White
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 20, 2017.

Signature                                                           Title
Walter R. White(1)                                                                   Chairman of the Board and Chief Executive Officer
Stephen R Herbert(1)                                              Director
Gary A. Smith(1)                                                                      Director
Martha Clark Goss(1)                                                           Director
Steven J. Thiel(1)                                                                    Director, Vice President and Appointed Actuary
Thomas P. Burns                                                  Director and President
Ronald M. Clark(1)                                                                Director
Kevin J. Doyle(1)                                                                     Director
William E. Gaumond(1)                                                       Director, Chief Financial Officer and Treasurer

(1)	By Power of Attorney incorporated by reference as exhibit Exibit 24(c) to Registrant's initial registration on Form S-1 (File No. 333-217304), electronically filed on April 14, 2017.

BY: /s/ Stewart D. Gregg
     Stewart D. Gregg,  Senior Counsel

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

    INDEX TO EXHIBITS

Exhibit Description of Exhibit